                                                                    Exhibit 10.1

                                                                  Execution Copy

                                CREDIT AGREEMENT

                                      AMONG

                           CBD MEDIA LLC, AS BORROWER;

                       CBD MEDIA HOLDINGS LLC, AS PARENT;

              THE SEVERAL LENDERS FROM TIME TO TIME PARTIES HERETO;

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT
                                 FOR THE LENDERS

                                      With

                              LEHMAN BROTHERS INC.,
                  As Joint-Lead Arranger and Joint-Book Runner,

                         BANC OF AMERICA SECURITIES LLC,
                  As Joint-Lead Arranger and Joint-Book Runner,

                             BANK OF AMERICA, N.A.,
                              As Syndication Agent

                                       AND

                         TORONTO DOMINION (TEXAS), INC.,
                             As Documentation Agent

                            Dated as of June 13, 2003

                                CREDIT AGREEMENT
                                      AMONG
                           CBD MEDIA LLC, AS BORROWER;
                       CBD MEDIA HOLDINGS LLC, AS PARENT;
           THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS LENDERS ON
                           THE SIGNATURES HEREOF;
                                       AND
                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT
                                 FOR THE LENDERS

                                      INDEX
                                      -----

                                                                            Page
                                                                            ----
ARTICLE 1   Definitions........................................................1
     Section 1.1     Defined Terms.............................................1
     Section 1.2     Other Definitional Provisions............................24
ARTICLE 2   Loans.............................................................24
     Section 2.1     The Loans................................................24
     Section 2.2     Manner of Borrowing and Disbursement.....................25
     Section 2.3     Interest.................................................28
     Section 2.4     Commitment Fee...........................................29
     Section 2.5     Optional Commitment Reductions...........................29
     Section 2.6     Optional Prepayments.....................................29
     Section 2.7     Repayments...............................................30
     Section 2.8     Mandatory Prepayments and Commitment Reductions..........31
     Section 2.9     Notes; Loan Accounts.....................................32
     Section 2.10    Manner of Payment........................................32
     Section 2.11    Reimbursement............................................34
     Section 2.12    Pro Rata Treatment.......................................34
     Section 2.13    Capital Adequacy.........................................35
     Section 2.14    Lender Tax Forms.........................................35
ARTICLE 3   Conditions Precedent..............................................36
     Section 3.1     Conditions Precedent to Initial Advance..................36
     Section 3.2     Conditions Precedent to Each Advance.....................41
ARTICLE 4   Representations and Warranties....................................42

     Section 4.1     Representations and Warranties...........................42
     Section 4.2     Survival of Representations and Warranties, etc..........52
ARTICLE 5   General Covenants.................................................52
     Section 5.1     Preservation of Existence and Similar Matters............52
     Section 5.2     Business; Compliance with Applicable Law.................53
     Section 5.3     Maintenance of Properties................................53
     Section 5.4     Accounting Methods and Financial Records.................53
     Section 5.5     Insurance................................................53
     Section 5.6     Payment of Taxes and Claims..............................54
     Section 5.7     Compliance with ERISA....................................54
     Section 5.8     Visits and Inspections...................................56
     Section 5.9     Payment of Indebtedness; Loans...........................56
     Section 5.10    Use of Proceeds..........................................56
     Section 5.11    Indemnity................................................56
     Section 5.12    Covenants Regarding Formation of Subsidiaries
                     and Acquisitions; Partnership, Subsidiaries..............57
     Section 5.13    Payment of Wages.........................................58
     Section 5.14    Further Assurances.......................................58
     Section 5.15    Interest Rate Hedging....................................59
     Section 5.16    Material Contracts.......................................60
     Section 5.17    Landlords' Agreements, Mortgagee Agreements,
                     Bailee Letters and Real Estate Purchases.................60
ARTICLE 6   Information Covenants.............................................61
     Section 6.1     Quarterly Financial Statements and Information...........61
     Section 6.2     Annual Financial Statements and Information..............61
     Section 6.3     Performance Certificates.................................62
     Section 6.4     Copies of Other Reports; Other Information...............62
     Section 6.5     Notice of Litigation and Other Matters...................63
ARTICLE 7   Negative Covenants................................................64
     Section 7.1     Indebtedness of the Parent, the Borrower and
                     its Subsidiaries.........................................64
     Section 7.2     Limitation on Liens......................................65
     Section 7.3     Amendment and Waiver.....................................66

     Section 7.4     Liquidation, Merger or Disposition of Assets.............66
     Section 7.5     Limitation on Guaranties.................................66
     Section 7.6     Investments and Acquisitions.............................67
     Section 7.7     Restricted Payments......................................67
     Section 7.8     Maximum Leverage Ratios..................................68
     Section 7.9     Interest Coverage Ratio..................................69
     Section 7.10    Fixed Charge Coverage Ratio..............................70
     Section 7.11    [Intentionally Deleted]..................................70
     Section 7.12    [Intentionally Deleted]..................................70
     Section 7.13    Affiliate Transactions...................................70
     Section 7.14    Real Estate..............................................70
     Section 7.15    ERISA Liabilities........................................70
     Section 7.16    Limitation on Upstream Dividends by Subsidiaries.........70
     Section 7.17    Limitation on Capital Expenditures.......................71
     Section 7.18    Limitation on Optional Payments and
                     Modifications of Debt Instruments, etc...................71
     Section 7.19    Limitation on Changes in Fiscal Periods..................71
     Section 7.20    Limitation on Activities of Parent.......................71
     Section 7.21    Limitations of New Subsidiaries..........................72
ARTICLE 8   Default...........................................................72
     Section 8.1     Events of Default........................................72
     Section 8.2     Remedies.................................................75
     Section 8.3     Payments Subsequent to Declaration of Event of
                     Default..................................................77
ARTICLE 9   The Agents........................................................77
     Section 9.1     Appointment .............................................77
     Section 9.2     Delegation of Duties.....................................78
     Section 9.3     Exculpatory Provisions...................................78
     Section 9.4     Reliance of Agents ......................................78
     Section 9.5     Notice of Default........................................79
     Section 9.6     Non-Reliance on Agents and Other Lenders.................79
     Section 9.7     Indemnification..........................................79
     Section 9.8     Agent in Its Individual Capacity.........................80

     Section 9.9     Successor Administrative Agent...........................80
     Section 9.10    Authorization to Release Liens and Guarantees............81
     Section 9.11    The Arrangers; the Syndication Agent; the
                     Documentation Agent .....................................81
ARTICLE 10  Change in Circumstances Affecting Advances........................81
     Section 10.1    LIBOR Basis Determination Inadequate or Unfair...........81
     Section 10.2    Illegality...............................................81
     Section 10.3    Increased Costs..........................................82
     Section 10.4    Effect On Other Advances.................................83
     Section 10.5    Claims for Increased Costs and Taxes.....................83
ARTICLE 11  Miscellaneous.....................................................84
     Section 11.1    Notices..................................................84
     Section 11.2    Expenses.................................................85
     Section 11.3    Waivers..................................................86
     Section 11.4    Adjustments; Set-Off.....................................86
     Section 11.5    Successors and Assigns...................................87
     Section 11.6    Accounting Principles....................................91
     Section 11.7    Counterparts.............................................91
     Section 11.8    Governing Law............................................91
     Section 11.9    Severability.............................................91
     Section 11.10   Interest.................................................91
     Section 11.11   Table of Contents and Headings...........................92
     Section 11.12   Amendment and Waiver.....................................92
     Section 11.13   Entire Agreement.........................................93
     Section 11.14   Other Relationships......................................93
     Section 11.15   Directly or Indirectly...................................93
     Section 11.16   Reliance on and Survival of Various Provisions...........93
     Section 11.17   Senior Debt..............................................93
     Section 11.18   Obligations Several......................................93
     Section 11.19   Confidentiality..........................................93
     Section 11.20   Delivery of Lender Addenda...............................94
ARTICLE 12  Waiver of Jury Trial..............................................94
     Section 12.1    Waiver of Jury Trial.....................................94

                                    EXHIBITS

Exhibit A   -   Form of Assignment and Acceptance Agreement
Exhibit B   -   Form of Borrower Pledge Agreement
Exhibit C   -   Form of Borrower Security Agreement
Exhibit D   -   Form of Certificate of Financial Condition
Exhibit E   -   Form of Notice of Conversions, Continuations or Prepayments
Exhibit F   -   Form of Parent Guaranty
Exhibit G   -   Form of Parent Pledge Agreement
Exhibit H   -   Form of Parent Security Agreement
Exhibit I   -   Form of Performance Certificate
Exhibit J   -   Form of Request for Advance
Exhibit K   -   Form of Revolving Loan Note
Exhibit L   -   [Intentionally Deleted]
Exhibit M   -   Form of Subsidiary Guaranty
Exhibit N   -   Form of Subsidiary Pledge Agreement
Exhibit O   -   Form of Subsidiary Security Agreement
Exhibit P   -   Form of Lender Addendum
Exhibit Q   -   Form of Term Loan B Note
Exhibit R   -   Form of Consent to Assignment
Exhibit S   -   Form of Borrower Loan Certificate
Exhibit T   -   Form of Parent Loan Certificate
Exhibit U   -   Form of Subsidiary Loan Certificate

                                   SCHEDULES

Schedule 1  Liens
Schedule 2  Affiliate Transactions
Schedule 3  Indebtedness
Schedule 4  Trademarks, Patents, Copyrights
Schedule 5  [Intentionally Deleted]
Schedule 6 Corporate Information of the Parent, the Borrower and its Subsidiaries
Schedule 7  Real Estate
Schedule 8  Sources and Uses
Schedule 9  Subsidiaries

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is entered into as of this 13th day of June, 2003, by and among CBD MEDIA HOLDINGS LLC, a Delaware limited liability company (the "Parent"), CBD MEDIA LLC, a Delaware limited liability company (the "Borrower"), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES TO THIS AGREEMENT (the "Lenders") and LEHMAN COMMERCIAL PAPER INC., as administrative agent (the "Administrative Agent") for itself and on behalf of the Lenders,

                                   WITNESSETH:

     WHEREAS, the Parent and the Borrower have requested that the Lenders make available to the Borrower certain credit facilities as more fully described herein; and

     WHEREAS, the Lenders are willing to extend such financing to the Borrower subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the parties hereto, it is hereby agreed as follows:

                                    ARTICLE 1
                                    ---------

                                   Definitions
                                   -----------

               Section 1.1  Defined Terms. For the purposes of this Agreement:

     "Acquisition" shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (a) any acquisition by the Borrower or any Subsidiary of the Borrower of any other Person, which Person shall then become consolidated with the Borrower or any such Subsidiary in accordance with GAAP; or (b) any acquisition by the Borrower or any Subsidiary of the Borrower of all or any substantial part of the assets of any other Person.

     "Administrative Agent" shall mean Lehman Commercial Paper Inc., in its capacity as Administrative Agent for the Lenders or any successor Administrative Agent appointed pursuant to Section 9.9 hereof.

     "Administrative Agent's Office" shall mean the office of the Administrative Agent located at 745 Seventh Avenue, New York, NY 10019, or such other office as may be designated pursuant to the provisions of Section 11.1 hereof.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Advance" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and "Advances" shall mean more than one Advance.

     "Affected Lender" shall have the definition set forth in Section 10.5 hereof.

     "Affiliate" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Agents" shall mean the Administrative Agent, the Syndication Agent and the Documentation Agent.

     "Agreement" shall mean this Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

     "Agreement Date" shall mean June 13, 2003.

     "Applegate" shall mean Applegate & Collatos, Inc., a Delaware corporation which is an affiliate of Spectrum.

     "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, zoning ordinances and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Applicable Margin" shall mean the interest rate margin applicable to Base Rate Advances and LIBOR Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

     "Arrangers" shall mean Lehman Brothers Inc. and Banc of America Securities LLC.

     "Assignment and Acceptance Agreement" shall mean any Assignment and Acceptance Agreement substantially in the form of Exhibit A attached hereto pursuant to which any Lender, as further provided in Section 11.5 hereof, sells a portion of its Revolving Loan Commitments and/or Loans.

     "Authorized Signatory" shall mean the chief financial officer, the chief executive officer or the chief operating officer, if any, or any other senior personnel reasonably acceptable to the Administrative Agent which signatory shall be duly authorized and designated in writing from time to time by such Person to execute documents, agreements and instruments on behalf of such Person.

     "Available Revolving Loan Commitment" shall mean, as of any date, the difference between (a) the Revolving Loan Commitment in effect on such date and
(b) the sum of the Revolving Loans then outstanding.

     "Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. Any change in the Base Rate due to a change in the Prime Rate actually available or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

     "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is Converted to a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000, and in an integral multiple of $250,000.

     "Base Rate Basis" shall mean a simple interest rate equal to the sum of (i) the Base Rate and (ii) the Applicable Margin applicable to Base Rate Advances. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change.

     "Berry Contract" shall mean that certain Directory Services Agreement effective September 1, 2002 between the Borrower and L.M. Berry and Company.

     "Borrower" shall mean CBD Media LLC, a Delaware limited liability company.

     "Borrower LLC Agreement" shall mean that certain Limited Liability Company Agreement of CBD Media LLC dated March 7, 2002.

     "Borrower Pledge Agreements" shall mean, collectively, that certain Borrower Pledge Agreement dated as of the date hereof between the Borrower and the Administrative Agent, or any other similar agreement, each substantially in the form of Exhibit B attached hereto.

     "Borrower Security Agreements" shall mean, collectively, that certain Borrower Security Agreement dated as of the date hereof between the Borrower and the Administrative Agent, or any other similar agreement, each substantially in the form of Exhibit C attached hereto.

     "Broadwing" shall mean Broadwing, Inc., an Ohio corporation.

     "Broadwing License Agreement" shall mean that certain License Agreement dated as of February 4, 2002 between Broadwing and the Borrower.

     "Business Day" shall mean a day (a) on which banks are open for the transaction of business required for this Agreement in New York, New York and Cincinnati, Ohio, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Advance or a notice by the Borrower with respect to any such borrowing, repayment, prepayment, Continuation, Conversion or Interest Period, that day is also a day on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

     "Capital Expenditures" shall mean, for any period, expenditures (including the aggregate amount of Capitalized Lease Obligations required to be paid during such period) incurred by any Person to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs and maintenance) during such period, which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease (or other similar arrangement) which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

     "Cash Equivalents" shall mean investments in (i) certificates of deposit and other interest bearing deposits or accounts (including, without limitation, money market accounts) with United States commercial banks (including, without limitation, United States branches of foreign banks) having, or whose parent corporation has, a combined capital and surplus of at least $500,000,000, which mature within one (1) year from the date of investment, (ii) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one (1) year from the date of investment, (iii) direct obligations issued by any United States state or political subdivision thereof, which mature within one (1) year from the date of investment and rated at least AA by S&P or Aa2 by Moody's on the date of investment, (iv) commercial paper rated at least A-1 or better by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor, or P-1 or better by Moody's, or any successor, on the date of investment, (v) money market funds that invest primarily in the foregoing items, or (vi) overnight repurchase agreements with commercial banks that meet the requirements set forth in clause (i).

     "CBD" shall mean Cincinnati Bell Directory, Inc., an Ohio corporation.

     "CBD Finance" shall mean CBD Finance, Inc., a Delaware corporation which is wholly-owned by the Borrower.

     "CBD Investor" shall mean CBD Investor, Inc., a Delaware corporation which is wholly owned by Spectrum.

     "CBT" shall mean Cincinnati Bell Telephone Company, an Ohio corporation.

     "CBT Contracts" shall mean that certain White Pages Publication and Distribution Agreement dated as of February 4, 2002 between the Borrower and CBT, that certain Subscriber List Information License Agreement dated as of February 4, 2002 between the Borrower and CBT, that certain Billing and Collection Services Agreement Operating Agreement dated as of February 4, 2002 between the Borrower and CBT, the Broadwing License Agreement and that certain Directory Business Agreement dated as of February 4, 2002 between Broadwing and the Borrower.

     "Certificate of Financial Condition" shall mean a certificate dated as of the Agreement Date, substantially in the form of Exhibit D attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

     "Change of Control" shall mean (a) the failure of (i) Spectrum to own, directly or indirectly, at least fifty-one percent (51%) of the voting rights and economic interests (on a fully diluted basis) with respect to all Ownership Interests of the Parent at all times or (ii) the Parent to directly or indirectly, own one hundred percent (100%) of the voting rights and economic interests (on a fully diluted basis) with respect to all Ownership Interests of the Borrower at all times; or (b) a Specified Change of Control.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

     "Commitments" shall mean, collectively, the Revolving Loan Commitment and the Term Loan B Commitment; and "Commitment" shall mean any one of the foregoing Commitments.

     "Commitment Ratio" shall mean, with respect to any Lender for any Commitment, the percentage equivalent of the ratio which such Lender's portion of such Commitment bears to the aggregate amount of such Commitment (as each may be adjusted from time to time as provided herein); and "Commitment Ratios" shall mean, with respect to any Commitment, the Commitment Ratios of all of the Lenders with respect to such Commitment.

     "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated May, 2003 and furnished to the initial Lenders in connection with the syndication of the Commitments.

     "Continue", "Continuation" and "Continued" shall mean the continuation pursuant to Article 2 hereof of a LIBOR Advance as a LIBOR Advance from one Interest Period to a different Interest Period.

     "Control Investment Affiliate" shall mean, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Convert", "Conversion" and "Converted" shall mean a conversion pursuant to
Article 2 hereof of a LIBOR Advance into a Base Rate Advance or of a Base Rate Advance into a LIBOR Advance, as applicable.

     "Debt Service" shall mean, for any period, the amount of all scheduled principal payments made (which shall not, in any event, include any mandatory prepayments made under Sections 2.8(a) through (d)) and Interest Expense of the Parent, the Borrower and its Subsidiaries on a consolidated basis in respect of Indebtedness for Money Borrowed of the Parent, the Borrower and its Subsidiaries (other than voluntary principal payments of the Revolving Loans which are not required to be accompanied by an identical reduction in the Revolving Loan Commitment).

     "Default" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

     "Defaulting Lender" shall have the meaning ascribed thereto in Section 2.2(e)(iv) hereof.

     "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the applicable Interest Rate Basis, plus (b) the Applicable Margin for such Advances plus (c) two percent (2%).

     "Derivatives Counterparty" shall have the meaning ascribed thereto in
Section 7.18.

     "Disqualified Stock" shall mean any Ownership Interests or other ownership or profit interest of any Loan Party that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration of other Ownership Interests (other than Disqualified Stock) prior to the date one year and one day after the Term Loan B Maturity Date.

     "Domestic Subsidiary" shall mean any Subsidiary of the Borrower that is organized under the laws of any state of the United States of America or the District of Columbia.

     "EBITDA" shall mean, with respect to the Parent, the Borrower and its Subsidiaries, on a consolidated basis, the sum of (a) Net Income for any period (after eliminating any extraordinary gains and losses), and (b) to the extent deducted in determining such Net Income, the sum of the following for such period, without duplication: (i) depreciation and amortization, (ii) Interest Expense, (iii) taxes, (iv) all other non-cash charges including (A) compensation expense resulting from distributions or other payments from the Parent or its Affiliates to management holders of equity interests of the Parent in an aggregate amount for the term of this Agreement not to exceed $5,000,000 and (B) all costs associated with the early extinguishment of Indebtedness and the termination of the Interest Hedge Agreement relating to the Existing Credit Agreement in an aggregate amount for the term of this Agreement not to exceed $8,100,000, (v) upfront fees and expenses payable with respect to the Obligations and the Senior Subordinated Notes, (vi) management fees paid to Applegate as permitted hereunder, (vii) Tax Distributions and (viii) any amounts paid by the Borrower or Holdings in connection with the Management Incentive Compensation Plan to the extent funded by contributions by CBD Investor or its Affiliates (other than the Borrower or its Subsidiaries); provided such amounts do not exceed $5,000,000 in the aggregate, in each case all as determined in accordance with GAAP. For purposes of determining the Leverage Ratio and the Senior Leverage Ratio, if the Parent, the Borrower or any of its Subsidiaries makes an Acquisition or disposes of assets during a fiscal period, "EBITDA" for that period shall be determined as if the Acquisition or disposition had occurred on the first day of such fiscal period, and the operating results of any acquired Person for that fiscal period shall be determined by reference to financial information prepared by the prior owners thereof, subject to such adjustments as the Administrative Agent may require; provided, however, that no material adjustments may be made without consent of the Required Lenders.

     "Eligible Assignee" shall mean (i) a Lender; (ii) an Affiliate of a Lender;
(iii) a commercial bank organized under the laws of the United States, or any State thereof; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause
(v); (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (vii) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; provided further neither the Borrower nor an Affiliate of the Borrower shall qualify as Eligible Assignee.

     "Employee Pension Plan" shall mean any Plan which is (a) maintained by the Parent, the Borrower or any of its Subsidiaries, or any ERISA Affiliate and (b) subject to Part 3 of Title 1 of ERISA.

     "Environmental Laws" shall mean, collectively, all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Solid Waste Disposal Act, 42 U.S.C.
Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq. and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations issued thereunder, all as the same may be in effect from time to time.

     "ERISA Affiliate" shall mean any Person, including, without limitation, any Subsidiary or Affiliate of the Borrower, that is a member of any group of organizations (within the meaning of Code Sections 414(b), (c), (m) or (o)) of which the Parent or the Borrower is a member.

     "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time.

     "Event of Default" shall mean any of the events specified in Section 8.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

     "Excess Cash Flow" shall mean, with respect to the Parent, the Borrower and its Subsidiaries on a consolidated basis, as of the end of any fiscal year of the Borrower based on the audited financial statements provided under Section
6.2 hereof for such fiscal year, the excess, if any, of (a) EBITDA for such fiscal year increased for decreases (and decreased for increases) in working capital not including cash from the beginning to the end of the applicable fiscal year minus (b), without duplication, (i) Debt Service for such fiscal year, (ii) Capital Expenditures paid during such fiscal year, (iii) cash taxes paid or payable with respect to such fiscal year, (iv) Restricted Payments made pursuant to Sections 7.7(a)(i) -(iii), (b), or (c), and (v) the aggregate principal amount of any voluntary prepayments of the Term Loan B Loans made pursuant to Section 2.6 and (vi) fees, costs and expenses in connection with the consummation of the Transactions in amounts substantially as set forth on Schedule 8 hereto.

     "Excess Cash Flow Amount" shall mean (a) at all times when the Leverage Ratio is equal to or greater than 2.50 to 1.00, seventy-five percent (75%) of Excess Cash Flow and (b) at all other times, fifty percent (50%) of Excess Cash Flow.

     "Excluded Taxes" shall mean, with respect to the Administrative Agent or any Lender, (a) income or franchise Taxes imposed on (or measured by) its Net Income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or any governmental authority of or in any of the foregoing (including, without limitation, minimum Taxes and Taxes computed under alternative methods, the principal one of which is based on or measured by net income), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located or the Administrative Agent or a Lender, as applicable, is organized or any governmental authority of or in any of the foregoing, (c) in the case of a Foreign Lender, any withholding Tax that is in effect and would apply to a payment to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), (d) any Taxes to the extent imposed by reason of a Lender or the Administrative Agent, as applicable, engaging in activities in the jurisdiction imposing the Tax that are unrelated to the transactions contemplated hereby and (e) any Tax that would not have been imposed but for the failure of a Lender to comply with the certification requirements described in
Section 2.14.

     "Existing Credit Agreement" shall mean the Loan Agreement, dated as of March 8, 2002, among the Borrower, the Parent and Toronto Dominion (Texas) Inc., as Administrative Agent.

     "Facility" shall mean each of (a) the Term Loan B Commitments and the Term Loan B Loans made thereunder and (b) the Revolving Loan Commitments and the extensions of credit made thereunder.

     "Federal Funds Effective Rate" shall mean for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fixed Charges" shall mean for the Parent, the Borrower and its Subsidiaries on a consolidated basis as of any date of determination, without duplication, the sum of (a) Capital Expenditures made, (b) Debt Service, (c) management fees paid to Applegate as permitted hereunder, (d) Tax Distributions and (e) cash taxes paid by the Parent, the Borrower and its Subsidiaries.

     "Fixed Charge Coverage Ratio" shall mean the ratio of (a) for all calculation dates during the period (i) from July 1, 2003 through September 30, 2003, EBITDA for the most recently completed fiscal quarter multiplied by four
(4); (ii) from October 1, 2003 through December 31, 2003, EBITDA for the most recently completed two-fiscal quarter period multiplied by two (2); (iii) from January 1, 2004 through March 31, 2004, EBITDA for the most recently completed three-fiscal quarter period multiplied by four-thirds (4/3); and (iv) on and after April 1, 2004, EBITDA for the most recently completed four-fiscal quarter period to (b) its Fixed Charges (for the same period).

     "Foreign Lender" shall mean each Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

     "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is not organized under the laws of any state of the United States of America or the District of Columbia.

     "Funding Office" shall mean the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

     "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

     "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Persons under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease Obligations of such Person,
(i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and
(h) all obligations, determined on a marked-to-market basis on the calculation date, of such Person under Interest Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indebtedness for Money Borrowed" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

     "Indemnitee" shall have the meaning ascribed thereto in Section 5.11 hereof.

     "Interest Coverage Ratio" shall mean the ratio of (a) for all calculation dates during the period (i) from July 1, 2003 through September 30, 2003, EBITDA for the most recently completed fiscal quarter multiplied by four (4); (ii) from October 1, 2003 through December 31, 2003, EBITDA for the most recently completed two-fiscal quarter period multiplied by two (2); (iii) from January 1, 2004 through March 31, 2004, EBITDA for the most recently completed three-fiscal quarter period multiplied by four-thirds (4/3); and (iv) on and after April 1, 2004, EBITDA for the most recently completed four-fiscal quarter period to (b) Interest Expense (for the same period).

     "Interest Expense" shall mean, for any period, all cash interest paid (including imputed interest with respect to Capitalized Lease Obligations) with respect to the Indebtedness for Money Borrowed of the Parent, the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees required to be accounted for as an interest expense in accordance with GAAP paid in respect of such Indebtedness for Money Borrowed during such period (including commitment fees payable with respect to the Obligations, but specifically excluding upfront fees paid on the Agreement Date and fees paid during previous periods but amortized during the current period in accordance with GAAP), calculated in accordance with GAAP.

     "Interest Hedge Agreements" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Interest Period" shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made or the date on which such Base Rate Advance is Converted to a LIBOR Advance and ending on the earlier of the last Business Day of the calendar quarter in which such Advance is made or the date on which a LIBOR Advance is Converted to a Base Rate Advance, provided, however, that if a Base Rate Advance is made or a LIBOR Advance is Converted to a Base Rate Advance on the last Business Day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last Business Day of the following calendar quarter, and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrower shall not select an Interest Period which extends beyond the Revolving Loan Maturity Date or any Term Loan B Maturity Date, as applicable, or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.7 or Section 2.8 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

     "Interest Rate Basis" shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

     "Investment" shall mean, with respect to the Borrower or any of its Subsidiaries, (a) any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the Ownership Interests, indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any Ownership Interests, limited partnership interests, general partnership interest, or other securities of such other Person, other than an Acquisition, and (b) all expenditures by the Borrower or any of its Subsidiaries relating to the foregoing.

     "known to the Borrower" or "to the knowledge of the Borrower" shall mean known by or reasonably should have been known by the executive officers of the Borrower (which shall include, without limitation, the chief executive officer, the chief operating officer, if any, and the chief financial officer of the Borrower).

     "Lehman Entity" shall mean any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

     "Lender Addendum" shall mean with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit P, to be executed and delivered by such Lender on the Agreement Date as provided in Section 11.20.

     "Lenders" shall mean any Lender party to a Lender Addendum and any other Person which becomes a "Lender" hereunder after the Agreement Date; and "Lender" shall mean any one of the foregoing Lenders. For the purposes of the Security Documents, "Lenders" shall include other holders of Obligations hereunder.

     "Leverage Ratio" shall mean, as of any date, the ratio of (a) Total Debt outstanding on such date (after giving effect to Advances and repayments of Indebtedness made on such date) to (b) for all calculation dates during the period (i) from July 1, 2003 through September 30, 2003, EBITDA for the most recently completed fiscal quarter multiplied by four (4); (ii) from October 1, 2003 through December 31, 2003, EBITDA for the most recently completed two fiscal quarter period multiplied by two (2); (iii) from January 1, 2004 through March 31, 2004, EBITDA for the most recently completed three-fiscal quarter period multiplied by four-thirds (4/3); and (iv) on and after April 1, 2004, EBITDA for the most recently completed four-fiscal quarter period, since the last day of the most recently completed calendar quarter.

     "LIBOR" shall mean, for any Interest Period, the average of the interest rates per annum equal to the offered rate for deposits in United States Dollars for an amount approximately equal to the principal amount of, and for a length of time approximately equal to, the Interest Period for, the LIBOR Advance sought by the Borrower, which rate appears on Telerate Page 3750 (or such other page as may replace that page in that service) at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period; provided, that (i) if more than one such offered rate appears on the Telerate Page 3750, LIBOR shall be the arithmetic average (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) of such offered rates, or (ii) if Telerate Page 3750 is not available, LIBOR shall be the average of the interest rates per annum at which deposits in United States Dollars are offered to the Administrative Agent (or an affiliate thereof) by two (2) leading banks (rounded upward to the nearest one sixteenth (1/16) of one percent (1%)) in the London eurodollar interbank borrowing market at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

     "LIBOR Advance" shall mean an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $500,000.

     "LIBOR Basis" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the LIBOR divided by (ii) one minus the Eurodollar Reserve Percentage, if any, stated as a decimal, plus (b) the Applicable Margin. The LIBOR

Basis shall apply to Interest Periods of one (1), two (2), three (3), or six (6) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage and the Applicable Margin as adjusted pursuant to Section 2.3(f) hereof. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage and the Applicable Margin.

     "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

     "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, all fee letters, all Requests for Advance, all Notices of Conversions, Continuations or Prepayments, all Interest Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent or any of the Lenders (or any of their Affiliates) on the date such Interest Hedge Agreement was entered into, or any of them, on the other hand, and all other documents and agreements executed or delivered by the Parent, the Borrower or its Subsidiaries in connection with or contemplated by this Agreement.

     "Loan Party" shall mean each of the Parent, the Borrower and each Subsidiary Guarantor.

     "Loans" shall mean, collectively, the Revolving Loans and the Term Loan B Loans.

     "Management Incentive Compensation Plan" shall mean that certain incentive compensation program for the benefit of employees of the Borrower to be funded by contributions from CBD Investor or its Affiliates (other than the Borrower or its Subsidiaries).

     "Material Contracts" shall mean the CBT Contracts, the Berry Contract, the Quebecor Contract and any other agreements or contracts for which the aggregate amount or value of services performed or to be performed for or by, or funds or other property transferred or to be transferred to or by, the Parent, the Borrower or any of its Subsidiaries party to such agreement or contract, or by which the Parent, the Borrower or any of its Subsidiaries or any of their properties is otherwise bound, during any fiscal year of the Borrower exceeds $2,000,000.

     "Materially Adverse Effect" shall mean any material adverse effect upon any of the following: (a) the Transactions, (b) the business, assets, liabilities, prospects, condition (financial or otherwise), results of operations or properties of the Parent, the Borrower and its Subsidiaries on a consolidated basis, taken as a whole, (c) upon the binding nature, validity, or enforceability of this Agreement, the other Loan Documents and the Notes, or (d) the ability of the Parent, the Borrower and its Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document or (e) the value of the Collateral or upon the rights, benefits or interests of the Lenders in and to the Loans or the rights of the Administrative Agent and the Lenders in the Collateral; in each case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

     "Maturity Date" shall mean (a) the Revolving Loan Maturity Date or the Term Loan B Maturity Date, as appropriate, or (b) such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitments to zero, or otherwise).

     "Moody's" shall mean Moody's Investors Services, Inc.

     "Multiemployer Plan" shall mean a multiemployer pension plan as defined in
Section 3(37) of ERISA to which the Parent, the Borrower or any of its Subsidiaries, or any ERISA Affiliate is or has been required to contribute.

     "Necessary Authorizations" shall mean (i) all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority or (ii) in the case of any third party, such approvals and licenses the failure of which to make or obtain, as the case may be, could reasonably be expected to have a Materially Adverse Effect.

     "Net Income" shall mean, for the Parent, the Borrower and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

     "Net Proceeds (Asset Sales)" shall mean, with respect to any sale or other disposition of assets (including as a result of condemnation, eminent domain and lost or damaged assets) or purchase price refund by any Person, the difference between (a) the aggregate amount of cash or Cash Equivalents received (including proceeds of insurance paid with respect to lost or damaged assets, awards arising from condemnation of assets or taking by eminent domain and including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness for Money Borrowed or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, and (b) the sum of (i) all legal, title and recording tax expenses, commissions and other reasonable fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such asset sale or other disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness for Money Borrowed which (x) is secured by the assets subject to such asset sale or other disposition in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or
(y) in order to obtain a necessary consent to such asset sale or other disposition or by Applicable Law, be repaid out of the proceeds from such asset sale or other disposition, and (iii) a reasonable reserve for the after-tax costs of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Parent, the Borrower or any of its Subsidiaries in connection with such asset sale or other disposition.

     "Net Proceeds (Indebtedness)" shall mean, with respect to any sale, issuance or other disposition of any Indebtedness of the Borrower or the Borrower's Subsidiaries by the Borrower or the Borrower's Subsidiaries, the difference between (a) the aggregate amount of cash or Cash Equivalents received in connection with the sale, issuance or other disposition of such Indebtedness, and (b) the aggregate amount of any reasonable and customary transaction costs incurred in connection therewith, including, without limitation, all fees and expenses of attorneys, accountants and other consultants, all underwriting or placement agent fees, and fees and expenses of any trustee, registrar or transfer agent.

     "Net Proceeds (Ownership Interests)" shall mean, with respect to any sale, issuance or other disposition of any Ownership Interests of the Borrower or the Borrower's Subsidiaries by the Borrower or the Borrower's Subsidiaries, the difference between (a) the aggregate amount of cash or Cash Equivalents received in connection with the sale, issuance or other disposition of such Ownership Interests, and (b) the aggregate amount of any reasonable and customary transaction costs incurred in connection therewith, including, without limitation, all fees and expenses of attorneys, accountants and other consultants, all underwriting or placement agent fees, and fees and expenses of any trustee, registrar or transfer agent.

     "Notes" shall mean, collectively, the Revolving Loan Notes and the Term Loan B Notes.

     "Notice of Conversions, Continuations or Prepayments" shall mean a certificate designated as a "Notice of Conversions, Continuations or Prepayments," signed by an Authorized Signatory of the Borrower requesting the Continuation or Conversion of an Advance hereunder, or notifying the Administrative Agent of the intent of the Borrower to prepay any Advance or reduce the Revolving Loan Commitment, which certificate shall be in substantially the form of Exhibit E attached hereto, and shall, among other things, (i) specify the date of such Continuation, Conversion, prepayment of the Advance or reduction of the Revolving Loan Commitment, which shall be a Business Day, the amount of the Advance to be Converted, Continued or prepaid or the commitment reduction, the Interest Basis for the Advance (LIBOR or Base Rate), and, with respect to LIBOR Advances, the Interest Period of such LIBOR Advance to be Continued, Converted or prepaid by the Borrower, (ii) state that there shall not exist, on the date of the requested Continuation, Conversion, prepayment or commitment reduction and after giving effect thereto, a Default and (iii) reaffirm the representations and warranties set forth in Section 4.1 hereof on the date of such requested Continuation, Conversion, prepayment or commitment reduction and after giving effect thereto.

     "Obligations" shall mean all payment and performance obligations of every kind, nature and description of the Parent, the Borrower, its Subsidiaries, and any other obligors to the Lenders, the Administrative Agent or any Qualified Counterparty, or any of them, under this Agreement, the other Loan Documents and Specified Hedge Agreements (including, without limitation, any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower or any of its Subsidiaries, whether or not such claim is allowed in such bankruptcy action) as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising; provided, that
(i) obligations of the Borrower or any of its Subsidiaries under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral, Subsidiary Guarantors or Guaranty of the Obligations effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

     "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Ownership Interests" shall mean, as applied to any Person, corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated and of any character) of corporate stock of such Person or any of the foregoing issued by such Person (whether a corporation, a partnership, a limited liability company or another entity) and includes, without limitation, securities convertible into Ownership Interests and rights, warrants or options to acquire Ownership Interests.

     "Parent" shall mean CBD Media Holdings LLC, a Delaware limited liability company.

     "Parent Guaranty" shall mean collectively, that certain Parent Guaranty dated as of the Agreement Date made by the Parent in favor of the Administrative Agent, or any other similar agreement entered into by the Parent, each substantially in the form of Exhibit F attached hereto.

     "Parent LLC Agreement" shall mean that certain Limited Liability Company Agreement of CBD Media Holdings LLC dated March 7, 2002.

     "Parent Pledge Agreement" shall mean collectively, that certain Parent Pledge Agreement dated as of the Agreement Date between the Parent and the Administrative Agent, or any other similar agreement entered into by the Parent, each substantially in the form of Exhibit G attached hereto.

     "Parent Security Agreement" shall mean collectively, that certain Parent Security Agreement dated as of the Agreement Date between the Parent and the Administrative Agent, or any other similar agreement entered into by the Parent, each substantially in the form of Exhibit H attached hereto.

     "Participant" shall have the meaning ascribed thereto in clause (b) of
Section 11.5.

     "Payment Date" shall mean the last day of any Interest Period.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Performance Certificate" shall mean a certificate, substantially in the form of Exhibit I attached hereto, signed by an Authorized Signatory of the Borrower, together with any schedules, exhibits or annexes attached thereto delivered pursuant to Section 6.4 hereof.

     "Permitted Liens" shall mean, as applied to any Person:

          (a) any Lien in favor of the Administrative Agent or any Lender given to secure the Obligations;

          (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced and not stayed with respect thereto;

          (c) Liens of carriers, warehousemen, landlords, mechanics, vendors, (solely to the extent arising by operation of law) laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

          (e) easements, rights-of-way, zoning restrictions, licenses, reservations or restrictions on use and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

          (f) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted pursuant to Section
7.1 hereof and true leases of the Borrower or any of its Subsidiaries;

          (g) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders and utility obligations incurred in the ordinary course of business;

          (h)  judgment Liens which do not result in an Event of Default under
Section 8.1(h) hereof;

          (i) Liens incurred in connection with Acquisitions permitted pursuant to Section 7.6 hereof or approved by the Required Lenders; provided that such Liens were in place at the time of the Acquisition;

          (j)  Liens in existence on the Agreement Date and disclosed on
Schedule 1 attached hereto; and

          (k) Liens on fixed or capital assets required, constructed or improved by the Parent, the Borrower or any Subsidiary of the Borrower; provided that (i) such security interests secure purchase money Indebtedness permitted by
Section 7.1(f), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such security interests shall not apply to any other property or assets of the Parent, the Borrower or any Subsidiary of the Borrower (or other assets acquired with proceeds of other Indebtedness to such lender).

     "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person.

     "Qualified Counterparty" shall mean with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

     "Quebecor Contract" shall mean that certain Directory Printing and Binding Service Agreement dated as of January 1, 1999, as amended on November 20, 2001, between CBD and Quebecor Printing Directory Sales Corporation.

     "Real Estate" shall have that meaning ascribed thereto in Section 4.1(h) hereof.

     "Related Fund" shall mean with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

     "Reportable Event" shall mean, with respect to any Employee Pension Plan, an event described in Section 4043(c) of ERISA and for which notice to the PBGC has not been waived.

     "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of Exhibit J attached hereto, and shall, among other things, (i) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the Interest Rate Basis for the Advance (LIBOR or Base Rate), and, with respect to LIBOR Advances, the Interest Period selected by the Borrower, (ii) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, (iii) reaffirm the representations and warranties set forth in Section 4.1 hereof as of the date of such requested Advance and after giving effect thereto and (iv) state the purposes for which such proceeds shall be utilized.

     "Required Lenders" shall mean (i) at any time that no Loans are outstanding hereunder, Lenders the total of whose Commitments exceeds fifty percent (50%) of the Commitments of all Lenders entitled to vote hereunder, or (ii) at any time that there are Loans outstanding hereunder, Lenders the total of whose Term Loan B Loans and Revolving Loan Commitments exceeds fifty percent (50%) of the sum of the Revolving Loan Commitments and the then outstanding principal amount of the Term Loan B Loans of all Lenders entitled to vote hereunder.

     "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Subsidiary of the Borrower) on account of any Ownership Interests in or other securities of, the Borrower or any of its Subsidiaries (other than dividends payable solely in stock of or other Ownership Interests in such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Subsidiary of the Borrower) on account of any warrants or other rights or options to acquire Ownership Interests of the Borrower or any of its Subsidiaries and (b) any payment of principal of, or interest on, or payment into a sinking fund for the retirement of, or any defeasance of subordinated debt, or (c) any management, consulting or similar fees, or any interest thereon, payable by the Parent, the Borrower or any of its Subsidiaries to any of their respective Affiliates (other than such fees and interest payable to the Borrower or any of its Subsidiaries).

     "Revolving Loan Commitment" shall mean the several obligations of the Lenders to fund their respective portion of the Revolving Loans to the Borrower in accordance with their respective Revolving Loan Commitment Ratios in the aggregate sum of up to $5,000,000, pursuant to the terms hereof, as such obligations may be reduced from time to time, pursuant to the terms hereof.

     "Revolving Loan Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to fund their respective portion of Advances to the Borrower under the Revolving Loan Commitment, which is set forth under the heading "Revolving Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender

Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

     "Revolving Loans" shall mean those amounts advanced by the Lenders to the Borrower under the Revolving Loan Commitment not to exceed the Revolving Loan Commitment at any one time.

     "Revolving Loan Maturity Date" shall mean the sixth anniversary of the Agreement Date or such earlier date as payment of the Revolving Loans shall be due (whether by acceleration, reduction of the Revolving Loan Commitment to zero or otherwise).

     "Revolving Loan Notes" shall mean, collectively, those certain promissory notes issued to each of the Lenders with a Revolving Loan Commitment who request such a Revolving Loan Note by the Borrower in the aggregate principal amount of such Lender's Revolving Loan Commitment, each one substantially in the form of Exhibit K attached hereto, any other promissory note issued by the Borrower to evidence the Revolving Loans pursuant to this Agreement, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

     "Security Documents" shall mean the Parent Security Agreement, the Borrower Pledge Agreement, the Parent Pledge Agreement, any Subsidiary Guaranty, any Subsidiary Pledge Agreement, the Parent Guaranty, the Borrower Security Agreement, any Subsidiary Security Agreement, any Trademark Security Agreement, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, for the benefit of the Lenders, with Collateral for the Obligations.

     "Security Interest" shall mean all Liens in favor of the Administrative Agent, for the ratable benefit of the Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

     "Senior Debt" shall mean, for the Parent, the Borrower and its Subsidiaries on a consolidated basis as of any date, Total Debt other than Subordinated Debt.

     "Senior Leverage Ratio" shall mean, as of any date, the ratio of (a) Senior Debt outstanding on such date (after giving effect to Advances and repayments of Indebtedness made on such date) to (b) for all calculation dates during the period (i) from July 1, 2003 through September 30, 2003, EBITDA for the most recently completed fiscal quarter multiplied by four (4); (ii) from October 1, 2003 through December 31, 2003, EBITDA for the most recently completed two-fiscal quarter period multiplied by two (2); (iii) from January 1, 2004 through March 31, 2004, EBITDA for the most recently completed three-fiscal quarter period multiplied by four-thirds (4/3); and (iv) on and after April 1, 2004, EBITDA for the most recently completed four-fiscal quarter period, since the last day of the most recently completed calendar quarter.

     "Senior Subordinated Note Indenture" shall mean the Indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented, modified, replaced or refinanced from time to time in accordance with Section 7.18.

     "Senior Subordinated Notes" shall mean (I) the senior subordinated notes of the Borrower and CBD Finance issued on the Agreement Date (a) pursuant to a Senior Subordinated Note Indenture containing covenants, events of default and other terms less restrictive as to the Borrower and its Subsidiaries than those set forth in this Agreement, not including any maintenance covenants, and which is otherwise customary, including, without limitation, the subordination provisions thereof, for senior subordinated notes issued at such time under comparable circumstances by issuers of similar credit quality, (b) the initial scheduled principal repayment date of such Indebtedness shall be at least one year and one day beyond the Term Loan B Maturity Date (as defined as of the date hereof), (c) the interest rate applicable to such Indebtedness shall be a market rate, (d) such Indebtedness shall not require the consent of any holder thereof with respect to any amendment or other modification of any Loan Document and (e) the Senior Subordinated Note Indenture shall otherwise contain terms and conditions reasonably satisfactory to the Administrative Agent or (II) other senior subordinated notes of the Borrower and CBD Finance on terms and conditions substantially similar to the senior subordinated notes permitted by clause (I) of this definition except that the interest rate payable thereon may be lower.

     "S&P" shall mean Standard and Poor's Ratings Group.

     "Specified Change of Control" shall mean a "Change of Control", or like event, as defined in the Senior Subordinated Note Indenture.

     "Specified Hedge Agreement" shall mean any Interest Hedge Agreement entered into by the Parent, the Borrower or any Subsidiary Guarantor and any Qualified Counterparty.

     "Spectrum" shall mean collectively, SEI III Entrepreneurs' Fund, L.P., a Delaware limited partnership; Spectrum Equity Investors III, L.P., a Delaware limited partnership; Spectrum Equity Investors IV, L.P., a Delaware limited partnership; Spectrum Equity Investors Parallel IV, L.P., a Delaware limited partnership; Spectrum III Investment Managers' Fund, L.P., a Delaware limited partnership; and Spectrum IV Investment Managers' Fund, L.P., a Delaware limited partnership.

     "Subordinated Debt" shall mean the aggregate principal amount of the Senior Subordinated Notes.

     "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding Ownership Interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. All references to Subsidiaries herein, unless explicitly referenced otherwise, are deemed to be (i) subsidiaries of the Borrower and (ii) subsidiaries organized under the laws of any state of the United States of America or the District of Columbia.

     "Subsidiary Guarantor" means each Person party to or that becomes party to the Subsidiary Guaranties.

     "Subsidiary Guaranties" shall mean, collectively, those certain Subsidiary Guaranties dated as of the Agreement Date, in favor of the Administrative Agent and the Lenders given by each Domestic Subsidiary of the Borrower and any similar agreements, each substantially in the form of Exhibit M attached hereto.

     "Subsidiary Pledge Agreements" shall mean, collectively, those certain Subsidiary Pledge Agreements between each Domestic Subsidiary of the Borrower having one or more of its own Subsidiaries, on the one hand, and the Administrative Agent for the benefit of itself and the Lenders, on the other hand, or any similar agreements, each substantially in the form of Exhibit N attached hereto.

     "Subsidiary Security Agreements" shall mean, collectively, those certain Subsidiary Security Agreements dated as of the Agreement Date, among each of its Domestic Subsidiaries and the Administrative Agent for the benefit of itself and the Lenders, or any similar agreements, each substantially in the form of Exhibit O attached hereto.

     "Tax Distributions" shall mean, collectively, those (a) distributions made, indirectly and directly, by the Borrower indirectly and directly on account of Tax Distributions as such term is defined in the Borrower LLC Agreement and (b) distributions made by the Parent on account of Tax Distributions as such term is defined in the Parent LLC Agreement.

     "Taxes" shall have the meaning ascribed thereto in Section 2.10(b) hereof.

     "Term Loan B Commitment" shall mean the several obligations of the Lenders to fund their respective portion of the Term Loan B Loans to the Borrower on the Agreement Date, in accordance with their respective Term Loan B Commitment Ratios, in an aggregate sum of up to $160,000,000, pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

     "Term Loan B Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to fund their respective portion of Advances to the Borrower under the Term Loan B Commitment, which are set forth under the heading "Term Loan B Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

     "Term Loan B Loans" shall mean, collectively, the amounts advanced by the Lenders to the Borrower under the Term Loan B Commitment, not to exceed the Term Loan B Commitment.

     "Term Loan B Maturity Date" shall mean December 31, 2009, or such earlier date as payment of the Term Loan B Loans shall be due (whether by acceleration or otherwise).

     "Term Loan B Notes" shall mean, collectively, those certain promissory notes in the aggregate original principal amount of $160,000,000, and issued to each of the Lenders with a Term Loan B Commitment who requests such a Term Loan B Note by the Borrower in the aggregate principal amount of such Lender's Term Loan B Commitment, each one substantially in the form of Exhibit Q attached hereto, any other promissory note issued by the Borrower to evidence the Term Loan B Loans pursuant to this Agreement, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

     "Total Debt" shall mean, for the Parent, the Borrower and its Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (i) the Obligations (ii) the aggregate principal amount of the Senior Subordinated Notes and (iii) all other Indebtedness for Money Borrowed of the Parent, the Borrower and its Subsidiaries determined in accordance with GAAP.

     "Trademark Security Agreements" shall mean, collectively, those certain Trademark Security Agreements dated as of the Agreement Date, among the Parent, the Borrower or a Subsidiary of the Borrower and the Administrative Agent for the benefit of itself and the Lenders, and shall include any similar agreements, each substantially in the form of the exhibit attached to the Borrower Security Agreement, Parent Security Agreement and the Subsidiary Security Agreement, if any.

     "Transactions" shall mean the recapitalization, refinancing and other transactions contemplated by this Agreement and the other Loan Documents and the issuance of the Senior Subordinated Notes under the Senior Subordinated Note Indenture.

     "U.S. Lender" shall mean each Lender that is a United States person as defined in Section 7701(a)(30) of the Code.

               Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "continuing", "continuation" or

"continuance" means, in reference to any Default or Event of Default that has occurred, that such Default or Event of Default has not been either cured to the reasonable satisfaction of the Administrative Agent within the applicable grace period (if any) specified in this Agreement or the other Loan Documents (as applicable) or waived in writing by the requisite Lenders in accordance with
Section 11.12. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the "UCC"), unless otherwise defined herein, shall have the meanings specified in the UCC. All references in this Agreement to any agreement shall be deemed to mean and refer to such agreement as it may be amended, modified or supplemented from time to time; provided that if such amendment, modification or supplement is required pursuant to the terms of this Agreement or any other Loan Document to be approved by the Administrative Agent and/or the Required Lenders, such amendment, modification or supplement shall be included only if such required approval has been obtained.

                                    ARTICLE 2
                                    ---------

                                      Loans
                                      -----

               Section 2.1  The Loans.

          (a) Revolving Loans. The Lenders who issued a Revolving Loan Commitment agree, severally, in accordance with their respective Revolving Loan Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement to lend and relend to the Borrower, prior to the Revolving Loan Maturity Date amounts which do not exceed, in the aggregate, at the time of any Advance under the Revolving Loan Commitment the Available Revolving Loan Commitment as then in effect. Subject to the terms and conditions hereof, Advances under the Revolving Loan Commitment may be repaid and reborrowed from time to time on a revolving basis.

          (b) Term Loan B Loans. The Lenders who issued a Term Loan B Commitment agree, severally, in accordance with their respective Term Loan B Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower on the Agreement Date an amount which does not exceed in the aggregate the Term Loan B Commitment. Once repaid, Advances under the Term Loan B Commitment may not be reborrowed.

               Section 2.2  Manner of Borrowing and Disbursement.

          (a) Choice of Interest Rate, Etc. Any Advance shall, at the option of the Borrower, be made as a Base Rate Advance or a LIBOR Advance; provided, however, that at such time as there shall have occurred and be continuing a Default hereunder, the Borrower shall not have the right to receive or Continue a LIBOR Advance or to Convert a Base Rate Advance to a LIBOR Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York, New York time) in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to Section 2.3(e) and
Article 10 hereof.

          (b)   Base Rate Advances.

          (i) Advances. The Borrower shall give the Administrative Agent in the case of Base Rate Advances irrevocable prior written notice in the form of a Request for Advance prior to 11:00 a.m. (New York, New York time) on the date of any requested Base Rate Advance or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

          (ii) Repayments and Conversions. The Borrower may (A) repay or prepay a Base Rate Advance without regard to its Payment Date upon irrevocable prior written notice in the form of a Notice of Conversions, Continuations, or Prepayments or telephonic notice followed immediately by a Notice of Conversions, Continuations, or Prepayments, (B) continue all or a portion of the principal amount thereof as a Base Rate Advance upon irrevocable prior written notice in the form of a Notice of Conversions, Continuations, or Prepayments, (C) upon at least three (3) Business Days' irrevocable prior written notice in the form of a Notice of Conversions, Continuations, or Prepayments, or telephonic notice followed immediately by a Notice of Conversions, Continuations, or Prepayments Convert all or a portion of the principal thereof as one or more LIBOR Advances, or (D) elect to not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so continued or Converted, as applicable. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request for a Base Rate Advance.

          (c)   LIBOR Advances.

          (i) Advances. Upon request of the Borrower, the Administrative Agent, whose determination shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance or prior telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone (followed promptly by telecopy) or telecopy of the contents thereof.

          (ii) Conversions and Continuations. At least three (3) Business Days prior to the Payment Date for each LIBOR Advance, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form of a Notice of Conversions, Continuations or Prepayments or prior telephonic notice followed immediately by a Notice of Conversions, Continuations or Prepayments specifying whether all or a portion of such LIBOR Advance (A) is to be Continued in whole or in part as one or more LIBOR Advances, (B) is to be Converted in whole or in part as a Base Rate Advance, or (C) is to be repaid. The failure to give such notice shall preclude the Borrower from Continuing such Advance as a LIBOR Advance on its Payment Date and shall be considered a request to Convert such Advance to a Base Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so Continued, Converted or repaid, as applicable. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone (followed promptly by telecopy) or telecopy of the contents thereof.

          (d) Notification of Lenders. Upon receipt of a Request for Advance or a Notice of Conversions, Continuations or Prepayments from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly but no later than the close of business on the day of such notice notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 12:00 noon (New York, New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

          (e)   Disbursement.

          (i) Prior to 3:00 p.m. (New York, New York time) on the date of an Advance hereunder (other than in connection with a Continuation or Conversion), the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

          (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (New York time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (A) at the Federal Funds Effective Rate if the Lender makes such repayment within three (3) Business Days of the date of such Advance and (B) for each day after such third
     (3rd) Business Day, at the rate per annum applicable to Base Rate Advances.

          (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at the LIBOR Basis or Base Rate Basis applicable to such Advance. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

          (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in Section 3.2 hereof, a Lender for any reason fails or refuses to fund its portion of an Advance (any such Lender being a "Defaulting Lender"), then, until such time as such Defaulting Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrower), or all other Lenders have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such Defaulting Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Defaulting Lender's portion of the Loans shall not be counted as outstanding for purposes of determining "Required Lenders" hereunder, and (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Lenders in respect of its portion of the Loans.

          (f) Procedure for Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Request for Advance (which Request for Advance must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Agreement Date) requesting that the Term Loan B Lenders make the Term Loan B Loans on the Agreement Date. The Term Loan B Loans made on the Agreement Date shall initially be Base Rate Advance, and no Term Loan B Loan may be converted into or continued as a LIBOR Advance prior to July 1, 2003 or such earlier date as may be reasonably acceptable to the Administrative Agent. Upon receipt of such Request for Advance the Administrative Agent shall promptly notify each

Term Loan B Lender thereof. Not later than 12:00 Noon, New York City time, on the Agreement Date each Term Loan B Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan B Loan or Term Loan B Loans to be made by such Term Loan B Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan B Lenders, in like funds as received by the Administrative Agent.

               Section 2.3  Interest.

          (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days (360 days to the extent based on the Federal Funds Effective Rate) for the actual number of days elapsed (which shall include the first day of such Interest Period but exclude the last day) and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Revolving Loan Maturity Date or the Term Loan B Maturity Date, as applicable.

          (b) On LIBOR Advances. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed (which shall include the first day of such Interest Period but exclude the last day) and shall be payable at the LIBOR Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Revolving Loan Maturity Date or the Term Loan B Maturity Date, as applicable.

          (c) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

          (d) Interest Upon Default. Immediately upon the occurrence of a Default or an Event of Default hereunder, the outstanding principal balance of the Loans (and any fees thereof) shall bear interest at the Default Rate. Such interest shall be payable by the Borrower on demand by the Required Lenders and shall accrue from the occurrence of such Default or Event of Default until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Required Lenders (or, if applicable to the underlying Event of Default, the Lenders) to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

          (e) LIBOR Contracts. At no time may the number of outstanding LIBOR Advances exceed eight (8).

          (f)   Applicable Margin.

          (i) Revolving Loans. The Applicable Margin with respect to Revolving Loans shall be subject to reduction or increase, as applicable, and as set forth in the tables below, based upon the Leverage Ratio of the Borrower set forth on a pro forma basis in any Request for Advance and as reflected in the financial statements required to be delivered for the fiscal quarter most recently ended pursuant to Section 6.1 or Section 6.2 hereof. The adjustment provided for in this Section 2.3(f) shall be effective (A) with respect to an increase of the Applicable Margin, as of the second (2nd) Business Day after the earlier of (1) with respect to Base Rate Advances, the day on which any Request for Advance is delivered, (2) with respect to LIBOR Advances, the day on which the requested Advance is made or (3) the day on which financial statements are required to be delivered to the Administrative Agent pursuant to Sections 6.1 and 6.2 hereof, as the case may be, and (B) with respect to a decrease in the Applicable Margin, as of the second (2nd) Business Day after the earlier of (1) with respect to Base Rate Advances, the day on which any Request for Advance is delivered, (2) with respect to LIBOR Advances, the day on which the requested Advance is made or (3) except with respect to Interest Periods ending (or other payments of interest occurring) before the date that such financial statements are actually delivered to the Administrative Agent, the day on which such financial statements are required to be delivered to the Administrative Agent pursuant to Section 6.1 or 6.2 hereof. Notwithstanding the foregoing, if the Borrower shall fail to deliver financial statements within forty-five (45) days after the end of any of the first three fiscal quarters of the Borrower's fiscal year (or within ninety (90) days after the end of the last fiscal quarter of the Borrower's fiscal year), as required by Sections 6.1 or 6.2 hereof, it shall be conclusively presumed that the Applicable Margin is based upon a Leverage Ratio equal to the highest level set forth in the table below for the period from and including the forty-sixth (46th) day (or ninety-first (91st) day, in the case of the last quarter) after the end of such fiscal quarter, as the case may be, to the Business Day following the delivery by the Borrower to the Administrative Agent of such financial statements:

-------------------------------------------------------------------------------
                                                  Base Rate       LIBOR Advance
                                             Advance Applicable    Applicable
             Leverage Ratio                        Margin            Margin
-------------------------------------------------------------------------------
A.  Greater than or equal to 5.50 to 1.00                  2.50%           3.50%
-------------------------------------------------------------------------------
B.  Greater than or equal to 4.50 to 1.00,                 2.25%           3.25%
    but less than 5.50 to 1.00
-------------------------------------------------------------------------------
C.  Greater than or equal to 4.00 to 1.00,                 2.00%           3.00%
    but less than 4.50 to 1.00
-------------------------------------------------------------------------------
D.  Less than 4.00 to 1.00                                 1.75%           2.75%
-------------------------------------------------------------------------------

          (ii) Term Loan B Loans. The Applicable Margin with respect to Term Loan B Loans shall be for Base Rate Advances, 2.25% and for LIBOR Advances, 3.25%.

               Section 2.4 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each of the Lenders in accordance with its respective Revolving Loan Commitment Ratio, a commitment fee on the aggregate unborrowed balance of the Revolving Loan Commitment for each day from the Agreement Date until the Revolving Loan Maturity Date, at a rate of one-half of one percent (0.50%) per annum. Such commitment fee shall be computed on the basis of a year of 360 days for the actual number of days elapsed (which shall include the first day of such Interest Period but exclude the last day), shall be payable quarterly in arrears on the last Business Day of each calendar quarter, and shall be fully earned when due, and shall be non-refundable when paid. A final payment of any commitment fee then payable shall also be due and payable on the Revolving Loan Maturity Date.

               Section 2.5 Optional Commitment Reductions. The Borrower shall have the right, at any time and from time to time after the Agreement Date, upon at least three (3) Business Days' prior written notice which written notice shall be a Notice of Conversions, Continuations or Prepayments in substantially the form set forth on Exhibit E attached hereto to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitment on a pro rata basis among the Lenders, provided, however, that any such partial reduction shall be made in an amount not less than $1,000,000 and in integral multiples of not less than $500,000. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the Lenders the amount necessary to reduce the principal amount of the Revolving Loans then outstanding to not more than the amount of the Revolving Loan Commitment as so reduced, together with accrued interest on the amount so prepaid and commitment fees accrued through the date of the reduction with respect to the amount reduced.

               Section 2.6 Optional Prepayments. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time, without penalty and without regard to the Payment Date for such Advance. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice which written notice shall be a Notice of Conversions, Continuations or Prepayments in substantially the form set forth on Exhibit E attached hereto to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand by the applicable Lender or the Administrative Agent, for any loss or reasonable out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in Sections 2.10 and 2.11 hereof. Any prepayment hereunder shall be in amounts of not less than $1,000,000 and in integral multiples of $250,000. Prepayments of the Term Loan B Loans under this
Section 2.6 shall be applied to the principal amount of the Term Loan B Loans in the order directed by the Borrower.

               Section 2.7  Repayments.

          (a) Term Loan B Loans. Commencing on September 30, 2003, the principal balance of the Term Loan B Loans outstanding on September 29, 2003 shall be repaid in consecutive quarterly installments on the last day of each calendar quarter ending during the periods set forth below until paid in full in such amounts as follows (or such lesser amounts as they may be reduced pursuant to Section 2.8(e)):

                                                     Quarterly Percentage
                                                   Repayment of Term Loan B
                                                   Loans outstanding as of
             Quarters Ended                           September 29, 2003
-----------------------------------------------    ------------------------
September 30, 2003                                                     0.25%
 and December 31, 2003
March 31, 2004, June 30, 2004,                                         0.25%
 September 30, 2004, and December 31, 2004
March 31, 2005, June 30, 2005,                                         0.25%
 September 30, 2005, and December 31, 2005
March 31, 2006, June 30, 2006,                                         0.25%
 September 30, 2006, and December 31, 2006
March 31, 2007, June 30, 2007,                                         0.25%
 September 30, 2007, and December 31, 2007
March 31, 2008, June 30, 2008,                                         0.25%
 September 30, 2008, and December 31, 2008
March 31, 2009, June 30, 2009,                                         0.25%
 September 30, 2009 and December 31, 2009                              47.0%

          (b) Loans in Excess of Revolving Loan Commitment. If, at any time, the amount of the Revolving Loans then outstanding shall exceed the Revolving Loan Commitment, the Borrower shall, on such date and subject to Sections 2.10 and 2.11 hereof, make a repayment of the principal amount of the Revolving Loans in an amount equal to such excess, together with any accrued interest and fees with respect thereto.

          (c) Revolving Loan Maturity Date and Term Loan B Maturity Date. In addition to the foregoing, a final payment of all Revolving Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Revolving Loan Maturity Date and the Term Loan B Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Term Loan B Maturity Date.

               Section 2.8  Mandatory Prepayments and Commitment Reductions.

          (a)   Sales of Assets. In addition to the repayments set forth in
Section 2.7(a) hereof, on the first Business Day following the receipt of Net Proceeds (Asset Sales) the Term Loan B Loans shall be repaid, and/or the Revolving Loan Commitment reduced, by an amount equal to the Net Proceeds (Asset Sales), together with accrued interest on the portion of the Loans repaid, from any sales, leases, transfers, or other dispositions of the Parent's, the Borrower's or any of its Subsidiaries' assets (excluding such sales, leases, transfers or other dispositions in the ordinary course of the Parent's, the Borrower's or any of its Subsidiaries' business or permitted pursuant to Section
7.4 hereof); provided, however, that no such repayment shall be required if the Borrower notifies the Administrative Agent on or before the date such repayment would otherwise be required under this Section 2.8(a) that the Borrower intends to use any or all of such Net Proceeds (Asset Sales) to invest in assets necessary or useful in the business of the Borrower within one hundred twenty (120) days of the date of such sale, lease, transfer or other disposition, in which case, the repayment of the Loans which is otherwise required under this Section 2.8(a) up to the amount of the Net Proceeds (Asset Sales) to be reinvested pursuant to this
Section 2.8(a) need not be made, but if all or part of such Net Proceeds (Asset Sales) are not used within such one hundred twenty (120) day period, then the Loans shall be repaid by an amount equal to the Net Proceeds (Asset Sales) calculated based on the portion of Net Proceeds (Asset Sales) not invested pursuant to this Section 2.8(a) on the one hundred twenty-first (121st) day following such sale, lease, transfer or other disposition. Any Lender with Term Loan B Loans may refuse such repayment under this Section 2.8(a) upon delivery on or prior to the date of such repayment of written notice to the Administrative Agent evidencing such refusal.

          (b)   Equity Issuances. In addition to the repayments set forth in
Section 2.7(a) hereof, on the first Business Day following the receipt of any Net Proceeds (Ownership Interests) the Term Loan B Loans shall be repaid, and/or the Revolving Loan Commitment shall be reduced, by the amount of the Net Proceeds (Ownership Interests) (including any amounts received by the Borrower from or on behalf of the Parent as equity contributions, other than amounts contributed to permit the Borrower to make the payments contemplated under
Section 7.7(e) hereof), together with accrued interest on the portion of the Loans repaid; provided, that any Lender with Term Loan B Loans may refuse such repayment under this Section 2.8(b) upon delivery on or prior to the date of such repayment of written notice to the Administrative Agent evidencing such refusal.

          (c)   Debt Issuances. In addition to the repayments set forth in
Section 2.7(a) hereof, if any Indebtedness shall be incurred other than in accordance with Section 7.1 (except for the refinancing of the Senior Subordinated Notes with the issuance of new Senior Subordinated Notes pursuant to Sections 7.1(b) and (j) so long as the aggregate principal amount of Senior Subordinated Notes does not exceed $150,000,000 at any time), then on the first Business Day following the receipt of any Net Proceeds (Indebtedness), the Term Loan B Loans shall be repaid, and/or the Revolving Loan Commitment shall be reduced, by the amount of the Net Proceeds (Indebtedness), together with accrued interest on the portion of the Loans repaid; provided, that any Lender with Term Loan B Loans may refuse such repayment under this Section 2.8(c) upon delivery on or prior to the date of such repayment of written notice to the Administrative Agent evidencing such refusal.

          (d) Annual Excess Cash Flow. In addition to the repayments set forth in Section 2.7(a) hereof, commencing on April 30, 2004, and continuing on each April 30th thereafter, the Term Loan B Loans shall be repaid, and/or the Revolving Loan Commitment shall be reduced, by an amount equal to the Excess Cash Flow Amount for the most recently completed fiscal year, together with accrued interest on the portion of the Loans repaid. On or prior to April 15th of each year, the Borrower shall provide to the Administrative Agent written notice that there shall be a mandatory prepayment equal to the Excess Cash Flow Amount for the most recently completed fiscal year. As promptly as practicable after receipt by the Administrative Agent of such notice from the

Borrower, but no later than April 20th, the Administrative Agent shall send to each Term Loan B Lender notice which shall indicate the total prepayment amount along with the applicable Lender's pro rata share of the prepayment amount. Any Lender with Term Loan B Loans may refuse such repayment under this Section 2.8(d) upon delivery on or prior to April 25th of each year of written notice to the Administrative Agent evidencing such refusal. As promptly as practicable after receipt by the Administrative Agent of such notice from any Term Loan B Lender, but no later than April 29th, the Administrative Agent shall provide such notice of refusal to the Borrower.

          (e) Application of Payments. Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.8 shall be applied, first, to the prepayment of the Term Loan B Loans and, second, to reduce permanently the Revolving Loan Commitments. Each such prepayment of the Term Loan B Loans shall be applied pro rata to the remaining installments set forth in Section 2.7(a) hereof. Any reduction of the Revolving Loan Commitments shall be accompanied by a prepayment of the Revolving Loan (if any are outstanding) to an amount not greater than the reduced Revolving Loan Commitment. In the event any Term Loan B Lender refuses any mandatory prepayment as provided herein, the Borrower shall retain such remaining portion of such mandatory prepayment amount refused by such Term Loan B Lender.

               Section 2.9  Notes; Loan Accounts.

          (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes, if requested by a Lender. One Revolving Note, and one Term Loan B Note shall be payable to the order of each Lender and its registered assigns, if requested by such Lender, in accordance with such Lender's respective applicable Commitment Ratio. Such Notes shall be issued by the Borrower to any Lender upon the request of such Lender and shall be duly executed and delivered by one or more Authorized Signatories.

          (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to its portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

               Section 2.10 Manner of Payment.

          (a) Each payment (including, without limitation, any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lenders or the Administrative Agent or any of them under this Agreement, the Notes or any other Loan Document shall be made not later than 2:00 p.m. (New York, New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 2:00 p.m. (New York, New York time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 2:00 p.m. (New York, New York time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this Section 2.10, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Effective Rate.

          (b) The Borrower and each other Loan Party agrees to pay principal, interest, fees and all other amounts due hereunder, under the Notes and under any other Loan Document without set-off or counterclaim or any deduction whatsoever and free and clear of all present or future taxes, levies, imposts, duties, charges, fees, deductions and withholdings (other than Excluded Taxes, collectively, "Taxes"). Subject to the compliance by each Lender with the provisions of Section 2.14 hereof, if the Borrower or any other Loan Party is required by Applicable Law to deduct any Taxes or Other Taxes from or in respect of any sum payable to the Administrative Agent or any Lender hereunder, under any Note or under any other Loan Document: (i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10(b)), the Administrative Agent or such Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower or such other Loan Party shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and (iii) the Borrower or such other Loan Party shall provide the Administrative Agent or such Lender, as applicable, with evidence satisfactory to the Administrative Agent or such Lender, as applicable, that such deducted amounts have been paid to the relevant taxing authority. If the Parent, the Borrower or any of its Subsidiaries pays any additional amounts under this Section 2.10(b) to a Lender and such Lender determines, in its sole discretion exercised in good faith, that it has actually received or realized in connection therewith any refund or reduction of, or credit against, its tax liability in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall determine, in its sole discretion exercised in good faith, is equal to the net benefit after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit. If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the

Administrative Agent, as applicable, shall, if so requested by the Borrower in writing, reasonably cooperate with the Borrower in challenging such Taxes at the Borrower's sole expense. Nothing contained in this Section 2.10(b) shall interfere with the right of each of the Lenders or the Administrative Agent, as the case may be, to arrange its tax affairs in whatever manner it thinks fit, nor to disclose any information or any computations relating to its tax affairs or to do anything that would prejudice its ability to benefit from other credits, relief, remissions, repayments or refunds to which it may be entitled. In the event that the Borrower or any other Loan Party withholds a portion of any payment hereunder or under any Note or other Loan Document in accordance with this Section 2.10(b), the Borrower or such other Loan Party shall provide evidence that such Other Taxes and such Taxes of any nature whatsoever in respect of this Agreement, any Loan or any Note or other Loan Document shall have been paid to the appropriate taxing authorities by delivery to the Administrative Agent and the Lender on whose account such payment was made of the official tax receipts or notarized copies of such receipts within thirty
(30) days after payment of such Tax or Other Tax, as the case may be. If the Borrower or any other Loan Party fails to make any such payment of such Taxes and Other Taxes when due, the Borrower and each other Loan Party shall indemnify the Administrative Agent and the Lenders for the full amount of any such Taxes or Other Taxes, as the case may be, paid by such Lender or the Administrative Agent, as the case may be, and any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure, except to the extent such Taxes arise from the gross negligence of such Lender. For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form as required by Section 2.14 (other than if such failure is due to a change in Applicable Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification with respect to withholding taxes imposed by the United States and the Borrower shall be allowed to deduct from payments to such Lender hereunder and under any Note or other Loan Document, the amount of any such withholding taxes paid by the Borrower. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will modify or render invalid any claimed exemption from United States withholding tax and will, if requested by the Borrower, use reasonable best efforts (taking into account overall internal policy, legal and regulatory considerations) to designate a different lending office if such designation will avoid the need for, or reduce the amount of, any deduction or withholding for taxes from amounts payable to such Lender and will not, in the sole reasonable judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender. The agreements in this Section 2.10(b) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (c)   Prior to the declaration of an Event of Default under
Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all in accordance where applicable with the respective Commitment Ratios of the Lenders for the applicable Commitment: (i) to the payment of any fees or expenses then due and payable to the Administrative Agent and the Lenders, or any of them; (ii) to the payment of interest then due and payable on the Loans; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.10(c) then due and payable to the Administrative Agent and the Lenders, or any of them, hereunder or under the Notes or any other Loan Document; (iv) to the payment of principal then due and payable on the Loans made under the Term Loan B Commitment; and (v) to the payment of principal then due and payable on the Loans made under the Revolving Loan Commitment.

          (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

               Section 2.11 Reimbursement.

          (a) Whenever any Lender shall sustain or incur any loss or reasonable out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) prepayment (or failure to prepay after giving notice thereof) of any LIBOR Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon such Lender's demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be conclusively correct absent manifest error.

          (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, lost margins, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the Revolving Loan Maturity Date or Term Loan B Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations.

               Section 2.12 Pro Rata Treatment.

          (a) Advances. Each Advance from the Lenders under the Revolving Loan Commitments made on or after the Agreement Date, shall be made pro rata on the basis of the respective Revolving Loan Commitment Ratios of such Lenders. On the Agreement Date, each Advance from the Lenders having Term Loan B Commitments shall be made pro rata on the basis of the respective Term Loan B Commitment Ratios of such Lenders.

          (b) Payments. Except as provided in Section 2.2(e) and Article 10 hereof, each payment and prepayment of principal of the Loans, and each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding hereunder immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the applicable Loans under its applicable Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the portion of the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

               Section 2.13 Capital Adequacy. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (other than changes that are effective after the Agreement Date but result from the adoption of any Applicable Law prior to the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency made subsequent to the date hereof, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the Loans and the Revolving Loan Commitment to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, upon the earlier of ten (10) days after demand by such Lender or the Maturity Date, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the tenth (10th) day after the date of demand or the Maturity Date, until payment in full thereof at the Default Rate. Before giving any notice to the Administrative Agent pursuant to this Section 2.13, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender could not have known that the resulting reduction in return might arise. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

               Section 2.14 Lender Tax Forms. On or prior to the Agreement Date, and prior to the date on which any Person becomes a Lender hereunder, and from time to time thereafter if required by Applicable Law due to a change in circumstances or if reasonably requested by the Borrower or the Administrative Agent (unless such Lender is unable to do so by reasons of change in Applicable
Law), each Foreign Lender and each U.S. Lender shall provide the Administrative Agent and the Borrower with an accurate and duly completed United States Internal Revenue Service Form W-8ECI, Form W-8BEN, or Form W-9, as the case may be, or other applicable or successor form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender's entitlement to full exemption from United States withholding tax with respect to all payments to be made to such Lender hereunder or under any Note or other Loan Document. Solely for purposes of this Section 2.14, a U.S. Lender shall not include a Lender that, in the determination of the Borrower or the Administrative Agent, is treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii).

                                    ARTICLE 3
                                    ---------

                              Conditions Precedent
                              --------------------

               Section 3.1 Conditions Precedent to Initial Advance. The effectiveness of this Agreement and the obligation of the Lenders to undertake the Revolving Loan Commitment and the Term Loan B Commitment and to make the initial Advance hereunder are subject to the prior or contemporaneous fulfillment of each of the following conditions:

          (a) The Administrative Agent and the Lenders shall have received each of the following:

          (i) this Agreement duly executed by the Borrower and a Lender Addendum executed and delivered by each Lender and accepted by the Borrower;

          (ii)    duly executed Parent Guaranty;

          (iii) duly executed Subsidiary Guaranty for each Domestic Subsidiary of the Borrower;

          (iv)    duly executed Parent Security Agreement;

          (v) duly executed Parent Pledge Agreement, together with stock certificates and undated stock powers;

          (vi)    duly executed Borrower Security Agreement;

          (vii) duly executed Borrower Pledge Agreement, together with stock certificates and undated stock powers;

          (viii) duly executed Trademark Security Agreement, together with any documentation relating thereto;

          (ix) duly executed Subsidiary Security Agreement from each Domestic Subsidiary of the Borrower;

          (x) duly executed Consents to Assignments in substantially the form attached hereto as Exhibit R assigning to the Administrative Agent for itself and on behalf of the Lenders the CBT Contracts and the Berry Contract;

          (xi) the loan certificate of the Borrower dated as of the Agreement Date, in substantially the form attached hereto as Exhibit S, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Certificate or Articles of Formation and Operating Agreement of the Borrower as in effect on the Agreement Date, (B) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state of formation of the Borrower and for each state in which the Borrower is required to qualify to do business, (C) a true, complete and correct copy of the corporate resolutions of the Borrower authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents to which the Borrower is a party, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the Ownership Interests of the Borrower;

          (xii) the loan certificate of the Parent dated as of the Agreement Date, in substantially the form attached hereto as Exhibit T, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Certificate or Articles of Formation and Operating Agreement of the Parent as in effect on the Agreement Date, (B) certificates of good standing for the Parent issued by the Secretary of State or similar state official for the state of formation of the Parent and for each state in which the Parent is required to qualify to do business, (C) a true, complete and correct copy of the corporate resolutions of the Parent authorizing the Parent to execute, deliver and perform this Agreement and the other Loan Documents to which Parent is a party, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the Ownership Interests of the Parent;

          (xiii) the loan certificate of each Domestic Subsidiary of the Borrower, dated as of the Agreement Date, in substantially the form attached hereto as Exhibit U, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the articles of incorporation or certificate of formation and by-laws or operating agreement or other formation documents of such Subsidiary as in effect on the Agreement Date, (B) certificates of good standing for such Subsidiary issued by the Secretary of State or similar state official for the state of incorporation or formation of such Subsidiary and for each state in which such Subsidiary is required to qualify to do business, (C) a true, complete and correct copy of the corporate or other organizational resolutions of such Subsidiary authorizing such Subsidiary to execute, deliver and perform the Loan Documents to which such Subsidiary is a party, and (D) a true, complete and correct copy of any shareholders' or members' agreements or voting trust agreements in effect with respect to the Ownership Interests of such Subsidiary;

          (xiv) legal opinion of Latham & Watkins, counsel to the Parent, the Borrower and CBD Finance, addressed to each Lender and the Administrative Agent and dated as of the Agreement Date in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

          (xv) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries and otherwise meeting the requirements of this Agreement;

          (xvi) duly executed Certificate of Financial Condition for the Parent, the Borrower and its Subsidiaries on a consolidated basis, given by the chief financial officer of the Borrower, and such other information pertaining to the capital and corporate structure of the Parent, the Borrower or any of its Subsidiaries as the Administrative Agent or the Lenders shall reasonably request;

          (xvii) recent lien and judgment search results in each relevant jurisdiction reasonably satisfactory to the Administrative Agent and the Lenders with respect to the Parent, the Borrower and its Subsidiaries;

          (xviii) delivery to the Administrative Agent of all possessory collateral, including, without limitation, any pledged notes or pledged stock; and

          (xix) duly executed Performance Certificate for the Parent, the Borrower and its Subsidiaries.

          (b) The Administrative Agent and the Lenders shall have received evidence reasonably satisfactory to them that all Necessary Authorizations, necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transactions, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries have been obtained or made, are in full force and effect and, all applicable waiting periods shall have expired without any action being taken or, to the knowledge of the Borrower, threatened by any competent authority which would reasonably be expected to restrain, prevent, or otherwise impose materially adverse conditions on the Transactions or the financing thereof.

          (c) The Borrower shall certify to the Administrative Agent and the Lenders that each of the representations and warranties in Article 4 hereof are true and correct in all material respects as of the date hereof, that no Default or Event of Default then exists or is continuing and that no material adverse change has occurred in the financial condition, business operations, prospects or properties of the Parent, the Borrower and its Subsidiaries, on a consolidated basis, since the most recent fiscal year end and fiscal quarter end.

          (d) The Administrative Agent and the Lenders shall have received evidence reasonably satisfactory to them that no event shall have occurred and no condition shall exist which has had or could reasonably be expected to have a Materially Adverse Effect since December 31, 2002.

          (e) There shall not exist as of the Agreement Date, any action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any manner relating adversely to, the Parent, the Borrower, any of its Subsidiaries, any of their respective properties or the transactions contemplated hereby, in each case, which reasonably could be expected to have a Materially Adverse Effect.

          (f) The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid on or before the Agreement Date or as set forth in separate letter agreements executed by the Borrower, and the Administrative Agent and the Lenders shall have received reimbursement of all reasonable out-of-pocket expenses payable by the Borrower pursuant to this Agreement.

          (g) The Borrower and CBD Finance shall have received gross proceeds of at least $150,000,000 in cash from the issuance of the Senior Subordinated Notes, on terms and conditions reasonably satisfactory to the Arrangers. After the consummation of the Transactions, the capital structure of each of the Parent, the Borrower and its Subsidiaries shall be satisfactory in all respects.

          (h) The sources and uses of funds for the Transactions shall be substantially as set forth on Schedule 8 hereto, or as otherwise reasonably satisfactory to the Lenders.

          (i) The Lenders shall have received copies of (i) satisfactory audited consolidated financial statements (1) of CBD for the fiscal year ended December 31, 2001, (2) of CBD for the period from January 1, 2002 through March 7, 2002 and (3) of the Borrower for the period from March 8, 2002 through December 31, 2002 and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for the fiscal quarter ended on March 31, 2003.

          (j) The Lenders shall have received a reasonably satisfactory pro forma consolidated balance sheet of the Borrower as of the date of the most recent consolidated balance sheet delivered pursuant to paragraph (i) above, adjusted to give effect to the consummation of the Transactions and the financings contemplated hereby as if such transactions had occurred on such date.

          (k) The Lenders shall have received financial projections (with a written outline of the applicable assumptions made in respect thereof) for fiscal years 2003 through 2009.

          (l) The Borrower shall have received credit ratings of (i) not less than B3 from Moody's and B- from S&P in respect of the Senior Subordinated Notes, and (ii) a rating of not less than B1 from Moody's and B+ from S&P in respect of the Loans, all of which ratings shall be with a stable outlook and remain in effect on the Agreement Date.

          (m) The Administrative Agent shall have received evidence satisfactory to it that the Existing Credit Agreement shall have been terminated, all amounts thereunder shall have been paid in full, and all liens in respect thereof shall have been terminated in a manner reasonably satisfactory to the Administrative Agent.

               Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance (other than in connection with a Continuation or Conversion) which, if funded would increase the aggregate principal amount of Loans outstanding after the Agreement Date is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

          (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries, if any), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance (except to the extent previously fulfilled in accordance with the terms hereof and to the extent relating specifically to a specific prior date), shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default or Event of Default hereunder shall then exist or be caused thereby;

          (b) The Administrative Agent shall have received a duly executed Request for Advance;

          (c) With respect to any Advance relating to any Acquisition or the formation of any Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders shall have received such documents and instruments relating to such Acquisition or formation of a new Subsidiary as are described in Section 5.12 hereof or otherwise required herein;

          (d) No event shall have occurred and no condition shall exist which, in the judgment of the Required Lenders, has had or could reasonably be expected to have a Materially Adverse Effect; and

          (e) On the date of such Advance, after giving effect to the Advance requested, the Borrower shall be in compliance on a pro forma basis with the covenants set forth in Sections 7.8, 7.9, 7.10 and 7.17 of the Agreement.

               The acceptance of proceeds of any Advance which would increase the aggregate principal amount of Loans outstanding shall be deemed to be a representation and warranty by the Parent and the Borrower as to compliance with this Section 3.2 on the date any such Loan is made.

                                    ARTICLE 4
                                    ---------

                         Representations and Warranties
                         ------------------------------

               Section 4.1 Representations and Warranties. The Parent and the Borrower each hereby agrees, represents and warrants, upon the Agreement Date and at all times thereafter as required pursuant to the terms hereof, in favor of the Administrative Agent and each Lender that:

          (a) Name; Organization; Ownership; Power; Qualification. The Parent and the Borrower is each a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation or organization. The Parent and the Borrower each has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Each Subsidiary of the Borrower has the corporate, limited liability company or limited partnership power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Parent, the Borrower and each of its Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except where failure to be so qualified, in the aggregate, could not reasonably be expected to have a Materially Adverse Effect. The name of each of the Parent, the Borrower and its Subsidiaries as it appears in official filings in the state of its incorporation or other organization, the type of entity of each of the Parent, the Borrower and its Subsidiaries (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by the state of incorporation or organization of each of the Parent, the Borrower or its Subsidiaries or a statement that no such number has been issued, state of organization or incorporation, the location of the chief executive office of each of the Parent, the Borrower and its Subsidiaries, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral is set forth on Schedule 6 hereto. Each of the Parent, the Borrower and its Subsidiaries has only one state of incorporation or organization.

          (b) Authorization; Enforceability. The Parent and the Borrower each has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other

Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Parent and the Borrower and is, and each of the other Loan Documents to which the Parent or the Borrower is party is, a legal, valid and binding obligation of the Parent or the Borrower, respectively, enforceable against the Parent or the Borrower, respectively, in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

          (c) Subsidiaries: Authorization; Enforceability. The Parent owns all of the ownership interests of the Borrower. The Borrower has the unrestricted right to vote the issued and outstanding equity of the Subsidiaries owned by the Borrower and such equity of such Subsidiaries has been duly authorized and issued and is fully paid and nonassessable. Each Subsidiary of the Borrower has the organizational power and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is a party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity. The Borrower's ownership interest in each of its Subsidiaries represents a direct or indirect controlling interest of such Subsidiary for purposes of directing or causing the direction of the management and policies of each Subsidiary.

          (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Parent, the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any material consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Parent, the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or certificate of formation or by-laws, other forms of formation documents, operating agreements or partnership agreements, as the case may be, as amended, of the Parent, the Borrower or of any Subsidiary of the Borrower, or under any material indenture, agreement, or other instrument, to which the Parent, the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any of its Subsidiaries, except for Permitted Liens.

          (e) Business. The Borrower, together with its Subsidiaries, is engaged in the business of providing and distributing yellow pages directories annually covering certain service areas in Ohio, Kentucky and Indiana and delivery of yellow pages directory information for the same area through a web site. The Parent is engaged solely in the business of owning the Ownership Interests of the Borrower.

          (f) Necessary Authorizations. The Parent, the Borrower and its Subsidiaries, have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect other than filings, approvals, licenses and registrations the failure of which to make or obtain, as the case may be, could not reasonably be expected to have a Materially Adverse Effect. No Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation.

          (g) Compliance with Law. The Parent, the Borrower and its Subsidiaries are in compliance with all Applicable Law, except where the failure to be in compliance could not individually or in the aggregate reasonably be expected to have a Materially Adverse Effect.

          (h) Title to Assets. (i) Each of the Parent, the Borrower and its Subsidiaries has good, legal and marketable title to, or a valid leasehold interest in, all of its material personal property. None of the personal property or assets of the Parent, the Borrower or any of its Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Parent, the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Parent, the Borrower or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and none of the Parent, the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

               (ii) The real estate ("Real Estate") listed on Schedule 7 attached hereto constitutes all of the real property owned, leased, subleased, or used by the Parent, the Borrower and its Subsidiaries. Each of the Parent, the Borrower and its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Schedule 7 attached hereto, and copies of all such leases or a summary of terms thereof reasonably satisfactory to the Administrative Agent have been delivered to the Administrative Agent. Schedule 7 further describes any Real Estate with respect to which any of the Parent, the Borrower or any of its Subsidiaries is a lessor, sublessor or assignor as of the Agreement Date. None of the Real Estate of any of the Parent, the Borrower or any of its Subsidiaries is subject to any Liens other than Permitted Liens, and there are no facts, circumstances or conditions known to any of the Parent, the Borrower or any of its Subsidiaries that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Liens. Each of the Parent, the Borrower and its Subsidiaries, has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Parent, the Borrower or any of its Subsidiaries' right, title and interest in and to all such Real Estate and other properties and assets. Schedule 7 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. No portion of the Real Estate of any of the Parent, the Borrower or any of its Subsidiaries has suffered any material damage by fire or other material casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. All material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

          (i) Litigation. There is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Parent or the Borrower, threatened against or in any other manner relating adversely to, the Parent, the Borrower or any of its Subsidiaries any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body that if adversely decided could reasonably be expected to have a Material Adverse Effect. No action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which could reasonably be expected to have a Materially Adverse Effect.

          (j) Taxes. All federal, state and other tax returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Parent, the Borrower or any of its Subsidiaries or imposed upon the Parent, the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Parent, the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Parent, the Borrower or the Subsidiary of the Borrower involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced and is not stayed, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Parent, the Borrower and each of its Subsidiaries, in respect of taxes are, in the judgment of the Borrower, adequate.

          (k) No Material Adverse Change. There has occurred no event since December 31, 2002 which has had or which could reasonably be expected to have a Materially Adverse Effect.

          (l) ERISA. The Parent, the Borrower and each Subsidiary of the Borrower and each of their respective Plans are in compliance with ERISA and the Code. None of the Parent, the Borrower or any of its Subsidiaries, nor any ERISA Affiliate, has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Parent, the Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied in all material respects with all requirements of COBRA. None of the Parent, the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. None of the Parent, the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan. As of the most recent actuarial valuation for any Employee Pension Plan, the aggregate assets of each such Plan equals or exceeds the aggregate liabilities of each such Plan all determined according to the actuarial assumptions set forth in such actuarial valuations as used for determining the funding of such Plan. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. None of the Parent, the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

          (m) Compliance with Regulations T, U and X. None of the Parent, the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and none of the Parent, the Borrower nor any of its Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations T, U and X (12 C.F.R. Parts 220, 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations T, U and X. The Parent and the Borrower have not taken, caused or authorized to be taken, and will not take any action which might cause this Agreement, the Notes or any other Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

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

          (n) Investment Company Act. None of the Parent, the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement and the Loan Documents nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

          (o) Governmental Regulation. None of the Parent, the Borrower nor any of its Subsidiaries is required to obtain any material consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. None of the Parent, the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, other than filing of appropriate UCC financing statements, intellectual property filings, and mortgages and the receipt of such consents, approvals, authorizations, permits or licenses the failure of which to obtain could not reasonably be expected to have a Materially Adverse Effect.

          (p) Absence of Default, Etc. The Parent, the Borrower and its Subsidiaries, are in compliance in all respects with all of the provisions of their respective bylaws and/or partnership agreements and/or operating agreements, certificates or articles of incorporation and by-laws and other organizational documents, as the case may be. No event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by the Parent, the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Parent, the Borrower or any of its Subsidiaries in the amount of $1,000,000 or more in the aggregate, any material license, or any material judgment, decree or order to which the Parent, the Borrower or any of its Subsidiaries is a party or by which the Parent, the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected;

          (q) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Parent, the Borrower or any of its Subsidiaries and furnished by the Parent, the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders, taken as a whole, were, at the time furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), true, complete and correct in all material respects and does not fail to state any material fact necessary to make the information, taken as a whole in light of the circumstances furnished, not misleading. All projections consisting of a consolidated projected cash flow statement, an income statement, and a balance sheet for the Parent, the Borrower and its Subsidiaries (the "Projections") (i) disclose all assumptions made with respect to costs, general economic conditions, and financial and market conditions formulating the Projections; (ii) are based on reasonable estimates and assumptions; and (iii) reflect, as of the date prepared, and continue to reflect, as of the date hereof, the reasonable estimate of the Borrower of the results of operations and other information projected therein for the periods covered thereby.

          (r) Agreements with Affiliates. Except as set forth on Schedule 2 attached hereto, none of the Parent, the Borrower nor any of its Subsidiaries has (i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate, other than (x) those between the Parent, the Borrower and its Subsidiaries or referred to in Section 3.1 hereof and (y) those permitted pursuant to Section 7.13.

          (s) Payment of Wages. The Parent, the Borrower and each of its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Parent, the Borrower and each of its Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

          (t) Priority. The Security Interest is a valid and, upon filing of appropriate UCC financing statements and/or mortgages or, in the case of the Pledged Ownership Interests described in the Pledge Agreement, when any certificates representing such Pledged Ownership Interests are delivered to the Administrative Agent, will be a perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Lenders, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens; provided that the Borrower is not required to request that the Administrative Agent's name be recorded on any certificate of title for any motor vehicle. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

          (u) Indebtedness. Except as described on Schedule 3 attached hereto none of the Parent, the Borrower nor any of its Subsidiaries has outstanding, as of the Agreement Date, and after giving effect to the initial Advances hereunder on the Agreement Date, any Indebtedness for Money Borrowed.

          (v) Solvency. As of the Agreement Date and after giving effect to the Transactions and immediately following an Advance after giving effect thereto (i) the fair value of the property of each of the Parent, the Borrower and its Subsidiaries, at a fair valuation, will exceed the amount of the debt of each such Person; (ii) the capital of each of the Parent, the Borrower and its Subsidiaries, will not be unreasonably small to conduct its business; (iii) none of the Parent, the Borrower nor its Subsidiaries, will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of each of the Parent, the Borrower and its Subsidiaries, will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (A) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (B) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

          (w) Patents, Trademarks, Franchises, etc. The Parent, the Borrower and each of its Subsidiaries owns, possesses, or has the right to use all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade secrets, copyrights, franchises, and licenses, and rights with respect thereof, necessary to conduct its respective business as now conducted, heretofore conducted or proposed to be conducted, without known conflict with any patent, trademark, trademark rights, trade name, trade name rights, service mark, service mark right, trade secret, copyright, franchise or license of any other Person, and in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement, or option except as disclosed on Schedule 1 attached hereto and Permitted Liens after the Agreement Date. All such material patents, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade secrets, copyrights, franchises, and licenses, together with all state and/or federal application or registration numbers, as applicable are listed as of the Agreement Date on Schedule 4 attached hereto and are in full force and effect, the holder thereof is in full compliance in all material respects with all of the provisions thereof, and no such asset or agreement is subject to any pending or, to the best of the Borrower's knowledge, threatened potential litigation or challenge.

          (x) Collective Bargaining. None of the employees of the Parent, the Borrower or any of its Subsidiaries is a party to any collective bargaining agreement with the Parent, the Borrower or any of its Subsidiaries and, to the knowledge of the Parent, the Borrower and its officers, there are no material grievances, disputes, or controversies with any union or any other organization of the employees of the Parent, the Borrower or any of its Subsidiaries or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or other organization.

          (y) Financial Statements. (i) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (a) the Loans to be made and the Senior

Subordinated Notes to be issued on the Agreement Date and the use of proceeds thereof, (b) the occurrence of the other Transactions and (c) the payment of fees and expenses in connection with the foregoing; (ii) the Pro Forma Balance Sheet h presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at March 31, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date; (iii)(a) the Borrower has furnished or caused to be furnished to the Administrative Agent and the Lenders as of the Agreement Date, copies of the audited financial statements (1) of CBD for the fiscal year ended December 31, 2001, (2) of CBD for the period from January 1, 2002 through March 7, 2002 and
(3) of the Borrower for the period from March 8, 2002 through December 31, 2002 and (b) satisfactory unaudited interim consolidated financial statements of the Borrower for the fiscal quarter ended on March 31, 2003; all of which have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Parent, the Borrower and its Subsidiaries on a consolidated and consolidating basis, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments). None of the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement.

          (z) Brokers. No broker or finder acting on behalf of any of the Parent, the Borrower or any of its Subsidiaries or Affiliate thereof brought about the obtaining, making or closing of the Loans or the transactions hereunder, and none of the Parent, the Borrower or its Subsidiaries or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          (aa) Customer and Trade Relations. There exists no actual or, to the best of the Borrower's knowledge, threatened termination or cancellation of (or any event which would give the parties thereto the right to terminate or cancel) or any material adverse modification or change in: the Material Contracts; or the business relationship of any of the Parent, the Borrower or any of its Subsidiaries with any supplier or vendor or third party contractor or subcontractor material to its operations.

          (bb) [Intentionally Deleted].

          (cc) Parent. Prior to the Agreement Date, the Parent will not have engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with its corporate formation, the Loan Documents and this Agreement).

          (dd) [Intentionally Deleted]

          (ee) Use of Proceeds. The proceeds of any Advance will be used only for the purposes specified in Section 5.10 hereof.

          (ff) Senior Indebtedness. The Obligations constitute "Senior Debt" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Subsidiary Guaranties constitute

"Senior Debt" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

          (gg) Subsidiaries. The Subsidiaries listed on Schedule 9 constitute all of the Subsidiaries of the Borrower at the date hereof. Schedule 9 sets forth as of the Agreement Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of capital stock owned by each of the Parent, the Borrower or any other Subsidiary of the Borrower. There are no outstanding subscriptions, options, warrants, calls, rights, or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any capital stock of the Parent, the Borrower or any Subsidiary , except as disclosed on Schedule 9.

          (hh) Foreign Subsidiaries. As of the date hereof, the Borrower does not have any Foreign Subsidiaries.

               Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of each Advance except to the extent relating specifically to the Agreement Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.

                                    ARTICLE 5
                                    ---------

                               General Covenants
                               -----------------

     So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

               Section 5.1 Preservation of Existence and Similar Matters. Except as permitted under Section 7.4 hereof, the Parent will, and the Borrower will, and will cause each of its Subsidiaries, to:

          (a) preserve and maintain (i) its existence, and (ii) its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, all other Necessary Authorizations other than in the case of clause (ii) those the absence of which could not reasonably be expected to have a Materially Adverse Effect;

          (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for such failure to so qualify and be so authorized as could not reasonably be expected to have a Materially Adverse Effect;

          (c) not less frequently than once during each calendar quarter, unless the Administrative Agent shall otherwise consent, provide to the Administrative Agent (at the same time financial statements are delivered pursuant to Section 6.1 hereof) a certificate of good standing from its state of incorporation or organization; and

          (d) shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Agreement Date without the prior written consent of the Administrative Agent and the Required Lenders.

               Section 5.2 Business; Compliance with Applicable Law. The Parent will, and the Borrower will, and will cause each of its Subsidiaries, to,
(a) engage in the business conducted as of the Agreement Date or any business related, ancillary or complementary thereto, and (b) comply in all material respects with the requirements of all Applicable Law. The Borrower shall not permit its Subsidiaries, to engage in any business other than the business conducted as of the Agreement Date by the Borrower and its Subsidiaries. The Parent shall not engage in any business other than the holding of the Ownership Interests of the Borrower.

               Section 5.3 Maintenance of Properties. The Parent will, and the Borrower will, and will cause each of its Subsidiaries, to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

               Section 5.4 Accounting Methods and Financial Records. The Parent will and the Borrower will, and will cause each of its Subsidiaries, on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Parent, the Borrower and its Subsidiaries, will maintain a fiscal year ending on December 31.

               Section 5.5 Insurance. The Parent will and the Borrower will, and will cause each of its Subsidiaries, to:

          (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Parent, the Borrower and each of its Subsidiaries, as is prudent for similarly situated companies engaged in similarly situated
                                       54
industries and such types, with such limits and deductibles and containing such other terms and conditions as are reasonably acceptable to the Administrative Agent (including, without limitation, larceny, embezzlement or other criminal misappropriation insurance).

          (b) Keep their respective assets insured by insurers on an all risk basis and for the full replacement cost thereof and otherwise on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for companies in similarly situated industries and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Parent, the Borrower and its Subsidiaries.

          (c)  Require that each insurance policy provide for at least thirty
(30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

               Section 5.6 Payment of Taxes and Claims. The Parent will and the Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced and not stayed. The Parent will, and the Borrower will, and will cause each of its Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

               Section 5.7   Compliance with ERISA.

          (a) The Parent shall, and the Borrower shall, and shall cause its Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of Section 412(a) of the Code, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not reasonably be expected to have a Materially Adverse Effect.

          (b) The Parent shall, and the Borrower shall, and shall cause its Subsidiaries to, comply in all respects with the requirements of COBRA with respect to any Plans subject to the requirements thereof, except to the extent that the failure to so comply could not reasonably be expected to have a Materially Adverse Effect.

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

          (c)  The Parent or the Borrower shall furnish to Administrative Agent
(i) within 30 days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Parent, the Borrower or its ERISA Affiliates, including its Subsidiaries, that any Reportable Event has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Parent, the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Parent, the Borrower or any of its ERISA Affiliates, including the Subsidiaries, and (iv) promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

          (d) The Parent and the Borrower will promptly notify the Administrative Agent of any excise taxes which have been assessed or which the Parent, the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Parent, the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Parent, the Borrower or its ERISA Affiliates, including its Subsidiaries, if any.

          (e) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Parent and the Borrower will notify the Administrative Agent of any lien arising under Section 302(f) of ERISA in favor of any Plan of the Parent, the Borrower or its ERISA Affiliates, including its Subsidiaries.

          (f) The Parent will not and the Borrower will not, and will not permit any of its Subsidiaries, or any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Parent, the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could reasonably be expected to have a Materially Adverse Effect:

          (i) engage in any transaction in connection with which the Parent, the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

          (ii) terminate or withdraw from any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Parent, the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC or permit any event to occur which would allow the PBGC to terminate or partially terminate any such Employee Pension Plan;

          (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Parent, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

          (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with
     Section 412 of the Code.

               Section 5.8 Visits and Inspections. The Parent will, and the Borrower will, and will cause each of its Subsidiaries, upon reasonable prior notice, to, permit representatives of the Administrative Agent and any of the Lenders to (i) visit and inspect the properties of the Parent, the Borrower or any of its Subsidiaries during business hours, (ii) inspect and make extracts from and copies of their respective books and records, and (iii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Parent, the Borrower and each of its Subsidiaries, will also permit representatives of the Administrative Agent and any of the Lenders to discuss with their respective accountants the Parent's, the Borrower's and its Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects. The Parent, the Borrower or any of its Subsidiaries may be present at any such discussion scheduled by the Administrative Agent or any Lender.

               Section 5.9 Payment of Indebtedness; Loans. Subject to any provisions herein or in any other Loan Document, the Parent will, and the Borrower will, and will cause each of its Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

               Section 5.10 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances under the Loans directly or indirectly to finance the Transactions and for general corporate purposes, including:

          (a) to refinance amounts outstanding under the Existing Credit Agreement;

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

          (b) to make dividends or distributions on or before July 31, 2003 to the Parent and then to the owners of the Parent to the extent described on
Schedule 8 attached hereto;

          (c) for working capital needs and other corporate purposes of the Borrower and its Subsidiaries (including, without limitation, the fees and expenses incurred in connection with the execution and delivery of this Agreement) which do not otherwise conflict with this Section 5.10; and

          (d) to pay the termination fee in connection with the termination of the interest rate swap agreements under the Existing Credit Agreement.

               Section 5.11 Indemnity. The Parent and the Borrower each agrees to indemnify and hold harmless each Lender, the Arrangers, the Administrative Agent, the other Agents, and each of their respective affiliates, employees, representatives, advisors, shareholders, officers and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages (in favor of any Person other than the Parent, the Borrower or its Subsidiaries so long as the Parent, the Borrower or such Subsidiary, as applicable, is the prevailing party), actions, reasonable attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims, whether or not the Parent, the Borrower, any Subsidiary of the Borrower or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Parent, the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder; or (b) otherwise arising out of (i) the Revolving Loan Commitment, the Term Loan B Commitment, the Loans or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of the Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Parent, the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Lenders, the Administrative Agent, the other Agents, or any of them, in the affairs of the Parent, the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Parent, the Borrower or any of its Subsidiaries for any reason, (iii) any claims against the Lenders, the Arrangers, the Administrative Agent, the other Agents, or any of them, by any shareholder or other investor in or lender to the Parent, the Borrower or any Subsidiary of the Borrower, by any brokers or finders or investment advisers or investment bankers retained by the Parent, the Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; or (c) in connection with taxes (not including federal or state income or franchise taxes or other taxes based solely upon the revenues or income of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Parent and the Borrower under this
Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the

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Parent and the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower in any other Loan Document. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities (except to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such Indemnitee). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

               Section 5.12 Covenants Regarding Formation of Subsidiaries and Acquisitions; Partnership, Subsidiaries. At the time of (a) any Acquisition permitted hereunder, (b) the purchase by the Parent, the Borrower or any of its Subsidiaries of any interests in any Person which becomes a Subsidiary of the Borrower, or (c) the formation of any new Subsidiary of the Parent, the Borrower or any of its Subsidiaries, the Parent will, and the Borrower will, and will cause its Subsidiaries, as appropriate, to, within fifteen (15) Business Days of such Acquisition, purchase or formation, (i) with respect to each new Domestic Subsidiary, provide to the Administrative Agent an executed Subsidiary Security Agreement for any such new Subsidiary together with appropriate UCC-1 financing statements, executed control agreements with respect to investment accounts, securities accounts and deposit accounts and an executed Trademark Security Agreement, if appropriate, together with appropriate recording instruments, as well as an executed Subsidiary Guaranty for such new Subsidiary which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, substantially in the form of Exhibit U attached hereto, together with appropriate attachments;
(ii) pledge to the Administrative Agent all (or, with respect to Foreign Subsidiaries, no more than 65% of the voting interests thereof) of the Ownership Interests (or other instruments or securities evidencing ownership) of such Subsidiary or Person which is acquired or formed, beneficially owned by the Parent, the Borrower or any of the Borrower's Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower's Pledge Agreement, or a new Subsidiary Pledge Agreement and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and (iii) with respect to any Acquisition, provide revised financial projections, in form and substance satisfactory to the Administrative Agent, for the remainder of the fiscal year and for each subsequent year until the latest of the Revolving Loan Maturity Date and the Term Loan B Maturity Date which reflect such Acquisition, certified by the chief financial officer of the Borrower, together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, reasonably

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

satisfactory to the Administrative Agent which in their reasonable opinion is appropriate with respect to such Acquisition. Any document, agreement or instrument (other than the projections) executed or issued pursuant to this
Section 5.12 shall be a "Loan Document" for purposes of this Agreement.

               Section 5.13 Payment of Wages. The Parent and the Borrower shall and shall cause each of its Subsidiaries, to at all times comply, in all material respects, with the material requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

               Section 5.14  Further Assurances.

          (a) The Parent and Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any acts or failure to act by the Parent, the Borrower or any of its Subsidiaries, or any employee or officer thereof. The Parent and the Borrower each at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further certificates, documents, agreements and instruments in compliance with or for the accomplishment of the covenants and agreements of the Parent, the Borrower and each Subsidiary, in the Loan Documents, including this Agreement, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Parent, the Borrower or any Subsidiary which may be deemed part of the Collateral), or to correct any omissions in the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

          (b) From time to time as may be reasonably requested by the Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default), the Parent, the Borrower and its Subsidiaries shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the Agreement Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein); provided that (i) no such supplement to any such Schedule or representation shall amend, supplement or otherwise modify any Schedule or representation, or be, or be deemed, a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by the Administrative Agent and Required Lenders in writing, and (ii) no supplement shall be required or permitted as to representations and warranties that relate solely to the Agreement Date.

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

          (c) Each of the Parent, the Borrower and its Subsidiaries acknowledges that it is not authorized to file any financing statement relating to the Obligations or amendment or termination statement with respect to any financing statement relating to the Obligations without the prior written consent of the Administrative Agent and agrees that it will not do so without the prior written consent of the Administrative Agent, subject to such Person's rights under Section 9-509(d)(2) of the UCC.

          (d) If any assets (including Real Estate or improvements thereto or any interest therein) are acquired by any of the Parent, the Borrower or any of its Subsidiaries after the Agreement Date (other than assets constituting Collateral under the Security Documents which become subject to the Lien of the Security Documents upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent or the Required Lenders, the Parent and the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause its Domestic Subsidiaries to take, all such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including those set forth in Section 5.12 hereof, all at the expense of the Parent, the Borrower and its Subsidiaries. In addition, if any Real Estate is acquired by the Parent, the Borrower or its Subsidiaries after the Agreement Date, the Parent, the Borrower or its Domestic Subsidiaries will promptly create or cause to be created a first priority perfected mortgage or deed of trust (subject only to Permitted Liens) in favor of the Administrative Agent for itself and the Lenders on, pay all recording taxes, title insurance costs, survey costs and other costs in connection with such mortgage and will take, and cause its Domestic Subsidiaries to take, all such other actions as shall be necessary or reasonably requested by the Administrative Agent to perfect such mortgage or deed of trust, including those set forth in Section 5.17 hereof, all at the expense of the Parent, the Borrower and its Domestic Subsidiaries.

               Section 5.15 Interest Rate Hedging. In the case of the Borrower, promptly enter into Interest Hedge Agreements in respect of Term Loan B Loans if necessary at any time to provide that at least forty percent (40%) of the principal amount of the Indebtedness of the Borrower in respect of the Senior Subordinated Notes and the Term Loan B Loans bears interest at a fixed (rather than floating) interest rate after giving effect to any Interest Hedge Agreements in effect with respect thereof, which Interest Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

               Section 5.16 Material Contracts. The Parent, the Borrower and its Subsidiaries shall comply in all material respects with the terms and conditions of all Material Contracts at all times. The Parent, the Borrower and its Domestic Subsidiaries shall maintain in effect duly executed Consents to Assignments in substantially the form attached hereto as Exhibit R assigning to the Administrative Agent for itself and on behalf of the Lenders the CBT Contracts and the Berry Contract.

               Section 5.17 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Unless otherwise consented to by the

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Administrative Agent, each of the Parent, the Borrower and its Subsidiaries shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. After the Agreement Date, no material real property or warehouse space shall be leased by any of the Parent, the Borrower or its Subsidiaries under arrangements established after the Agreement Date without the prior written consent of the Administrative Agent or, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each of the Parent, the Borrower and its Subsidiaries shall timely and fully pay and perform in all material respects its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent permitted hereunder, if any of the Parent, the Borrower or its Subsidiaries, proposes to acquire a fee ownership interest in Real Estate after the Agreement Date, it shall first provide to the Administrative Agent a mortgage or deed of trust granting the Administrative Agent a first priority Lien on such Real Estate, together with, if required by the Administrative Agent, environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

               Section 5.18 Additional Subsidiary Guarantors. In the event that any Subsidiary of the Parent or the Borrower, which is not a Subsidiary Guarantor, becomes a guarantor under the Senior Subordinated Notes, such Subsidiary shall simultaneously become a Subsidiary Guarantor hereunder by delivering to the Administrative Agent an executed Subsidiary Guaranty substantially in the form of Exhibit M hereto.

                                      ARTICLE 6
                                      ---------

                              Information Covenants
                              ---------------------

     So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and the Administrative Agent, at their respective offices:

               Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Parent, the Borrower and its Subsidiaries, if any, the balance sheets of the Parent, the Borrower and its Subsidiaries, on a consolidated and consolidating basis with its Subsidiaries as at the end of such quarter and as of the end of the preceding fiscal

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year, and the related statements of operations and the related statements of cash flows of the Parent, the Borrower and its Subsidiaries, on a consolidated and consolidating basis for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Parent, the Borrower and its Subsidiaries, on a consolidated and consolidating basis as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

               Section 6.2 Annual Financial Statements and Information. Within ninety (90) days after the end of each fiscal year of the Parent, the Borrower and its Subsidiaries, if any, the audited consolidated and consolidating balance sheet of the Parent, the Borrower and its Subsidiaries, as of the end of such fiscal year and the related audited consolidated and consolidating statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated and consolidating statements of cash flow and stockholders' equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion without a going concern or similar qualification or an exception as to scope of Deloitte & Touche or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Sections 7.8, 7.9, 7.10 and 7.17 hereof insofar as they relate to accounting matters.

               Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form attached hereto as Exhibit I:

          (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any adjustment to the Applicable Margins, as provided for in
Section 2.3(f) and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.8, 7.9, 7.10 and 7.17 hereof;

          (b) stating that no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default; and

          (c) containing a list of all Acquisitions, Investments, Restricted Payments and dispositions of assets from the Agreement Date through the date of such certificate, together with the total amount for each of the foregoing categories.

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               Section 6.4   Copies of Other Reports; Other Information.

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2.

          (b) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Parent, the Borrower or any of its Subsidiaries, as the Administrative Agent or any Lender may reasonably request and that is reasonably available.

          (c) Annually, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, together with, copies of any new or replacement insurance policies obtained during such year.

          (d) Prior to January 31 of each year, the annual budget for the Parent, the Borrower and its Subsidiaries, if any, including forecasts of the income statement, the balance sheet and a cash flow statement for such year, on a quarter by quarter basis.

          (e) Promptly after the sending thereof, copies of all material statements, reports and other material non-proprietary information which the Parent, the Borrower or any of its Subsidiaries sends to security holders of the Parent or the Borrower, generally or files with the Securities and Exchange Commission or any national securities exchange, or would be required to file therewith if it were a registered reporting company.

          (f) Within five (5) Business Days after the same are sent, a copy of any financial statement, report or notice which the Parent, the Borrower or any Subsidiary of the Borrower sends to any Person under or pursuant to or in connection with any Material Contract, in each case if such statement, report or notice relates to an event that has resulted or could reasonably be expected to result in a Default, an Event of Default or a Materially Adverse Effect; and, within five (5) Business Days after the same are received by the Parent, the Borrower or any Subsidiary, copies of all notices sent to any such Person under or pursuant to or in connection with any such agreement or instrument which notice relates to an event that has resulted or could reasonably be expected to result in a Default, an Event of Default or a Materially Adverse Effect.

          (g) No later than (i) 10 Business Days prior to the effectiveness thereof, copies of then-current drafts and (ii) 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture.

          (h) Promptly deliver such additional financial and other information as any Lender may from time to time reasonably request.

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               Section 6.5   Notice of Litigation and Other Matters. Notice
          specifying the nature and status of any of the following events, promptly, but in any event not later than ten (10) days after the occurrence of any of the following events becomes known to the Parent or the Borrower:

          (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Parent, the Borrower or any Subsidiary, other than those which could not reasonably be expected to have a Materially Adverse Effect;

          (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Parent, the Borrower and its Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had and could not reasonably be expected to have a Materially Adverse Effect and other than changes in the industry in which the Parent, the Borrower or any of its Subsidiaries operate which could not reasonably be expected to have a Materially Adverse Effect;

          (c) any material adverse amendment or change to the projections or annual budget provided to the Lenders by the Borrower;

          (d) (i) any Default or (ii) the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Parent, the Borrower or any Subsidiary of the Borrower under any material agreement other than this Agreement and the other Loan Documents to which the Parent, the Borrower or any Subsidiary of the Borrower is party or by which any of their respective properties may be bound, or (B) which could reasonably be expected to have a Materially Adverse Effect, giving in each case a description thereof and specifying the action proposed to be taken with respect thereto;

          (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Parent, the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Parent, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan;

          (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(l) to this Agreement;

          (g) any Default or Event of Default under and as defined in the Senior Subordinated Note Indenture.

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

                                    ARTICLE 7
                                    ---------

                               Negative Covenants
                               ------------------

     So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise give their prior consent in writing:

               Section 7.1 Indebtedness of the Parent, the Borrower and its Subsidiaries. The Parent shall not, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness. The Borrower and its Subsidiaries shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except the Borrower and its Subsidiaries may incur the following Indebtedness:

          (a)  the Obligations;

          (b) (i) Indebtedness of the Borrower or any Subsidiary Guarantor in respect of the Senior Subordinated Notes and the Senior Subordinated Note Indenture in an aggregate principal amount not to exceed $150,000,000 and (ii) Guaranties thereof by any Subsidiary Guarantor; provided that such Guaranty is subordinate to the obligations of the Subsidiary Guarantor under the Subsidiary Guaranty to the same extent as the obligations of the Borrower or any Subsidiary Guarantor in respect of the Senior Subordinated Notes are subordinated to the Obligations;

          (c) obligations under Interest Hedge Agreements with respect to the Loans;

          (d) (i) Indebtedness of the Parent or the Borrower or any Subsidiary Guarantor to the Parent or the Borrower or any other Subsidiary of the Borrower so long as the corresponding debt instruments, if any, are pledged to the Administrative Agent as security for the Obligations and (ii) Indebtedness of any Foreign Subsidiary to the Parent or the Borrower or any other Subsidiary of the Borrower in an aggregate principal amount not to exceed $10,000,000;

          (e)  [Intentionally Deleted];

          (f) Capitalized Lease Obligations and purchase money financing not to exceed in the aggregate at any one time outstanding $1,000,000;

          (g) Guaranties of other Indebtedness permitted pursuant to this Agreement;

          (h) Interest Hedge Agreements with respect to ordinary course of business operations of the Borrower or any of its Subsidiaries;

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          (i)  Unsecured Indebtedness not otherwise permitted hereunder not to exceed in the aggregate at any one time outstanding $500,000; and

          (j) Any extension, renewal or replacement of the foregoing (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof) so long as such Indebtedness is permitted under this Section 7.1 after giving effect thereto.

               Section 7.2 Limitation on Liens. The Parent and the Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens. Except with respect to specific property to be sold pursuant to an executed agreement with respect to a disposition permitted under this Agreement, the Parent and the Borrower shall not, and shall not permit any of its Subsidiaries to undertake, covenant or agree with any third party that it will not create, assume, incur or permit to exist any lien in the favor of the Administrative Agent or the Lenders securing the Obligations on any of its assets or properties, whether now owned or hereafter acquired except for (i) any agreement governing any Capital Lease Obligations or purchase money Liens otherwise permitted hereby (in which case, any prohibition or limitation shall only apply against the assets financed thereby) or (ii) the Senior Subordinated Note Indenture.

               Section 7.3 Amendment and Waiver. The Parent shall not, and the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of (a) any of the material provisions of its bylaws, articles or certificate of incorporation or formation or partnership agreement or any other agreement, as appropriate,
(b) any provision of any Material Contract, if in any case the effect thereof would be to adversely affect the rights of the Lenders hereunder or under any Loan Document.

               Section 7.4   Liquidation, Merger or Disposition of Assets.

          (a) Disposition of Assets. The Parent shall not, and the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time sell, lease, abandon, or otherwise dispose of any assets (other than (x) assets disposed of in the ordinary course of business or (y) assets disposed of with a value not to exceed in the aggregate $250,000 over the term of this Agreement or
(z) property involuntarily disposed of as a result of a casualty or condemnation); provided, however that the Borrower may transfer assets of the Borrower to any wholly-owned Subsidiary of the Borrower and the Subsidiaries may transfer assets to the Borrower or to any other wholly-owned Subsidiary of the Borrower; provided, further, that the fair market value of the assets transferred to any Foreign Subsidiary during the term of this Agreement shall not exceed $10,000,000 in the aggregate (such fair market value to be measured at the time of any such transfer).

          (b) Liquidation or Merger. The Parent shall not, and the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time liquidate or dissolve

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

itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrower and one or more of its Subsidiaries, provided the Borrower is the surviving corporation, or (ii) a merger between or among two or more (A) Subsidiaries of the Borrower, (so long as (x) no Subsidiary Guarantor is a party thereto or (y) the surviving entity is a Subsidiary Guarantor) or (B) Subsidiary Guarantors, or
(iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower or, in a merger in which the Borrower is not a party, a Subsidiary Guarantor is the surviving corporation or the surviving corporation becomes a Subsidiary Guarantor or (iv) a liquidation of any Subsidiary of the Borrower into the Borrower or a Subsidiary Guarantor.

               Section 7.5 Limitation on Guaranties. The Parent shall not, and the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) Guaranties of Indebtedness incurred as permitted pursuant to
Section 7.1 hereof, or (c) as may be contained in any Loan Document including, without limitation, the Parent Guaranty and any Subsidiary Guaranty or (d) Investments permitted under Section 7.6 in the form of Guaranties or (e) Guaranties by the Borrower of operating leases of its Subsidiaries in the ordinary course of business.

               Section 7.6 Investments and Acquisitions. The Parent shall not, and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Acquisition or Investment except that:

          (a) the Borrower and its Subsidiaries may, directly or through a brokerage account, purchase Cash Equivalents;

          (b) so long as no Default or Event of Default then exists or would be caused thereby, and the Borrower provides to the Administrative Agent and the Lenders financial projections and calculations in form and substance reasonably satisfactory to the Administrative Agent, specifically demonstrating the Borrower's compliance with Section 7.8, 7.9, 7.10 and 7.17 hereof and its ability to meet its repayment obligations hereunder through the Maturity Date, after giving effect to such Acquisition, the Borrower and its Subsidiaries may make Acquisitions in related businesses and industries in an aggregate amount during the term hereof not to exceed (i) $10,000,000 less (ii) the amount of all Investments made pursuant to Section 7.6(c) hereof;

          (c) so long as no Default or Event of Default then exists or would be caused thereby, and the Borrower provides to the Administrative Agent and the Lenders financial projections and calculations, in form and substance reasonably satisfactory to the Administrative Agent, specifically demonstrating the Borrower's compliance with Sections 7.8, 7.9, 7.10 and 7.17 hereof and its ability to meet its repayment obligations hereunder through the Maturity Date, after giving effect to such Investment, the Borrower may make Investments in Persons engaged in related businesses and industries in an

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aggregate amount during the term hereof not to exceed (i) $10,000,000 less
(ii) the amount of all Acquisitions made pursuant to Section 7.6(b) hereof;

          (d) (i) the Parent, the Borrower or any Subsidiary of the Borrower may make intercompany loans and advances permitted pursuant to Section 7.1 hereof; (ii) the Parent may make capital contributions in the Borrower; and
(iii) the Borrower or any Subsidiary of the Borrower may make capital contributions in a Subsidiary Guarantor;

          (e) the Borrower or any Subsidiary of the Borrower may make advances to employees in the ordinary course of business in an aggregate amount not to exceed $250,000 over the term of this Agreement; and

          (f) the Borrower and its Subsidiaries may have investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

               Section 7.7 Restricted Payments. The Parent shall not, and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment; provided, however, that

          (a)  the Parent and the Borrower may make

          (i)   Tax Distributions;

          (ii) dividends or distributions solely in the form of stock or other Ownership Interests of the Borrower (other than Disqualified Stock);

          (iii) distributions for payment of reasonable out-of-pocket legal and accounting fees, compensation, indemnity and reimbursement of expenses for officers, directors and employees of the Borrower;

          (iv) (A) dividends or distributions on or before July 31, 2003 to the Parent and then to the owners of the Parent and (B) the payment of fees, costs and expenses in connection with the consummation of the Transactions as of the Agreement Date, and in clauses (A) and (B) hereof in amounts substantially as described on Schedule 8;

          (b) so long as no Default or Event of Default then exists or would be caused thereby, and the Borrower has demonstrated pro forma compliance with Sections 7.8, 7.9, 7.10 and 7.17 hereof, the Borrower may make Restricted Payments to the Parent to permit the Parent to pay costs and expenses incurred by the Parent in the ordinary course of business in an amount not to exceed $100,000 in any calendar year;

          (c)  so long as no Event of Default under Section 8.1(b), (f), (g) or
(n) hereunder or under Section 8.1(o) with respect to the Berry Contract, the CBT Contracts or the Quebecor Contract has occurred and is continuing, or would be caused thereby, and the Borrower has demonstrated pro forma compliance with Sections 7.8, 7.9, 7.10

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and 7.17 hereof, the Parent and the Borrower may make payments of management fees to Applegate in an amount not to exceed $2,000,000 in any calendar year;

          (d)  (i) so long as the Loans have not been accelerated pursuant to
Section 8.2, no Default under Section 8.1(b), (f) or (g) exists or would result therefrom, or such payment is not otherwise prohibited by the terms hereof or thereof (including the subordination terms thereof), the Borrower may pay cash interest on the Senior Subordinated Notes at the times and in the amounts required by the terms thereof and (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may prepay the Senior Subordinated Notes with the proceeds of new Senior Subordinated Notes to the extent permitted by Section 7.1 and the other provisions hereof; and

          (e) the Borrower may make payments in connection with the Management Incentive Compensation Plan to the extent such payments are made solely from amounts contributed to the Parent by CBD Investors or its Affiliates (other than the Borrower or its Subsidiaries) and further contributed by the Parent to the Borrower in an aggregate amount not to exceed $5,000,000.

               Section 7.8   Maximum Leverage Ratios.

          (a) Leverage Ratio. At all times (after giving effect to any Advance), the Borrower shall not permit its Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                   Period                              Leverage Ratio
-------------------------------------------            --------------
Agreement Date through September 30, 2003               6.35 to 1.00
October 1, 2003 through December 31, 2003               6.10 to 1.00
January 1, 2004 through March 31, 2004                  6.05 to 1.00
April 1, 2004 through June 30, 2004                     6.00 to 1.00
July 1, 2004 through September 30, 2004                 6.00 to 1.00
October 1, 2004 through December 31, 2004               5.75 to 1.00
January 1, 2005 through March 31, 2005                  5.75 to 1.00
April 1, 2005 through June 30, 2005                     5.75 to 1.00
July 1, 2005 through September 30, 2005                 5.75 to 1.00
October 1, 2005 through December 31, 2005               5.25 to 1.00
January 1, 2006 through March 31, 2006                  5.25 to 1.00


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April 1, 2006 through June 30, 2006                     5.25 to 1.00
July 1, 2006 through September 30, 2006                 5.25 to 1.00
For each fiscal quarter from October 1,
2006 through September 30, 2007                         4.75 to 1.00
For each fiscal quarter from October 1,
2007 through December 31, 2009                          4.25 to 1.00

          (b) Senior Leverage Ratio. At all times (after giving effect to any Advance), the Borrower shall not permit its Senior Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                   Period                          Senior Leverage Ratio
-------------------------------------------        ---------------------
Agreement Date through September 30, 2003               3.35 to 1.00
October 1, 2003 through December 31, 2003               3.25 to 1.00
January 1, 2004 through March 31, 2004                  3.25 to 1.00
April 1, 2004 through June 30, 2004                     3.00 to 1.00
July 1, 2004 through September 30, 2004                 3.00 to 1.00
October 1, 2004 through December 31, 2004               2.75 to 1.00
January 1, 2005 through March 31, 2005                  2.75 to 1.00
April 1, 2005 through June 30, 2005                     2.75 to 1.00
July 1, 2005 through September 30, 2005                 2.75 to 1.00
October 1, 2005 through December 31, 2005               2.25 to 1.00
January 1, 2006 through March 31, 2006                  2.25 to 1.00
April 1, 2006 through June 30, 2006                     2.25 to 1.00
July 1, 2006 through September 30, 2006                 2.25 to 1.00
For each fiscal quarter from October 1,
2006 through September 30, 2007                         1.75 to 1.00
For each fiscal quarter from October 1,
2007 through December 31, 2009                          1.50 to 1.00

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               Section 7.9   Interest Coverage Ratio. At all times (after giving
effect to any Advances), the Borrower shall not permit the Interest Coverage Ratio to be less than the ratio set forth below opposite each such period:

                   Period                         Interest Coverage Ratio
-------------------------------------------       -----------------------
For each fiscal quarter from Agreement Date
through September 30, 2004                              1.75 to 1.00
For each fiscal quarter from October 1,
2004 through September 30, 2006                         2.00 to 1.00
For each fiscal quarter from October 1,
2006 through September 30, 2007                         2.25 to 1.00
For each fiscal quarter from October 1,
2007 through December 31, 2009                          2.50 to 1.00

               Section 7.10 Fixed Charge Coverage Ratio. At all times (after giving effect to any Advances), the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than the ratio set forth below opposite each such period:

                   Period                        Fixed Charge Coverage Ratio
-------------------------------------------      ---------------------------
For each fiscal quarter from Agreement Date
through December 31, 2006                               1.75 to 1.00
January 1, 2007 through December 31, 2007               1.85 to 1.00
January 1, 2008 through December 31, 2009               2.00 to 1.00

               Section 7.11  [Intentionally Deleted]

               Section 7.12  [Intentionally Deleted]

               Section 7.13 Affiliate Transactions. Except as specifically provided herein and to the extent not otherwise prohibited hereunder (including the payment of any sums permitted under Section 7.7 hereof) and as may be described on Schedule 2 attached hereto, the Parent shall not, and the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate (other than the Parent, the Borrower or a Subsidiary Guarantor ), or make an assignment or other transfer of any of its properties or assets to any such Affiliate, on terms less advantageous to the Parent, the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

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               Section 7.14  Real Estate. The Parent, the Borrower and its
Subsidiaries shall not purchase any real estate or enter into any sale-leaseback transaction.

               Section 7.15 ERISA Liabilities. The Parent shall not, and the Borrower shall not, and shall cause each of its ERISA Affiliates not to, enter into any Multiemployer Plan.

               Section 7.16 Limitation on Upstream Dividends by Subsidiaries. Except for (i) restrictions imposed by Applicable Law and (ii) restrictions imposed by the Loan Documents, the Borrower shall not permit any of its Subsidiaries to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends or distributions on any class of its Ownership Interests owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such Ownership Interests owned directly or indirectly by the Borrower (herein referred to as "Upstream Dividends") or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or to another Subsidiary of the Borrower, on an annual or cumulative basis, is or would be otherwise limited or restricted; or
(c) in the case of a Domestic Subsidiary, such Subsidiary would be prohibited from guaranteeing the Indebtedness of the Borrower or any of its Subsidiaries; or (d) such Subsidiary would be prohibited from repaying loans or advances to the Borrower or any other Subsidiary of the Borrower.

               Section 7.17 Limitation on Capital Expenditures. The Parent and the Borrower shall not, and shall not permit any of their Subsidiaries to make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding (i) from the Agreement Date until December 31, 2003, $1,000,000 in the aggregate and (ii) thereafter, $2,000,000 in the aggregate in any fiscal year; provided, that (i) up to 50% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and second, in respect of amounts permitted for such fiscal year as provided above.

               Section 7.18  Limitation on Optional Payments and
Modifications of Debt Instruments, etc. The Parent and the Borrower shall not, and shall not permit any of their Subsidiaries to make or offer to make (unless the consummation of such offer is conditioned on the consent of the Lenders in accordance with the terms hereof) any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Subordinated Notes (except to the extent permitted by Section 7.7(d)(ii)) or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Parent, the Borrower or any Subsidiary to

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make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Subordinated Notes or any Subordinated Debt, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or the Senior Subordinated Note Indenture (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Parent, the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee (other than any such consent fees in an aggregate amount not to exceed $4,000,000 during the term of this Agreement)) or (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.

               Section 7.19 Limitation on Changes in Fiscal Periods. The Parent and the Borrower shall not permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

               Section 7.20 Limitation on Activities of Parent. The Parent shall not, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Ownership Interests of the Borrower,
(b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party and the Senior Subordinated Note Indenture and (iii) obligations with respect to its Ownership Interests, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.7 pending application in the manner contemplated by said Section) and cash equivalents) other than holding Ownership Interests of the Borrower.

               Section 7.21 Limitations of New Subsidiaries. The Parent and the Borrower shall not, and shall not permit any of their Subsidiaries to, acquire or create any new Subsidiary unless after giving effect to such creation or acquisition, such Subsidiary is a wholly-owned Subsidiary of the Parent, the Borrower or its Subsidiaries and the Borrower is in compliance with Section 5.12 and the Investment in such Subsidiary is permitted under Section 7.6.

                                    ARTICLE 8
                                    ---------

                                     Default
                                     -------

               Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment

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or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

          (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

          (b) The Borrower shall default in the payment of: (i) any interest hereunder or fees or other amounts payable to the Lenders and the Administrative Agent under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full within three (3) Business Days from the due date; or (ii) any principal of any Loan when due in accordance with the terms hereof;

          (c) The Parent or the Borrower shall default in the performance or observance of any agreement or covenant contained in Articles 6 or 7 hereof;

          (d) The Parent or the Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1 and such default shall not be cured within a period of thirty (30) days from the occurrence of such Default;

          (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement) by the Parent, the Borrower, any of its Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such Default;

          (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Parent, the Borrower or any of the Borrower's Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable foreign, Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Parent, the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Parent, the Borrower, or any of the Borrower's Subsidiaries; or an involuntary petition shall be filed against the Parent, the Borrower or any of the Borrower's Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

          (g) The Parent, the Borrower or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable foreign, Federal or state bankruptcy law or other similar law, or the Parent, the Borrower or any of the Borrower's Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver,

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

liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Parent, the Borrower or any of the Borrower's Subsidiaries or of any substantial part of their respective properties, or the Parent, the Borrower or any of the Borrower's Subsidiaries shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Parent or the Borrower shall suspend or discontinue its business; the Parent, the Borrower or any of the Borrower's Subsidiaries shall have concealed, removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Parent, the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action;

          (h) A judgment, decree or award not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court or arbitration panel against the Parent, the Borrower or any of the Borrower's Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $2,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Parent, the Borrower or any of the Borrower's Subsidiaries which, together with all other such property of the Parent, the Borrower or any of the Borrower's Subsidiaries subject to other such process, exceeds in value $2,000,000 in the aggregate, and after the entry, issue or levy thereof, such judgment, warrant or process shall for any consecutive thirty (30) day period not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond;

          (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Parent, the Borrower or any of its Subsidiaries or any ERISA Affiliate, or to which the Parent, the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Parent, the Borrower or any of its Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code;

          (j) There shall occur (i) any default (after giving effect to applicable cure periods and consents and waivers obtained during such cure periods) under any instrument, document or agreement relating to any Indebtedness for Money Borrowed of the Parent, the Borrower or any of the Borrower's Subsidiaries in an aggregate principal amount exceeding $2,000,000;
(ii) any event or condition the occurrence of which would permit the acceleration of such Indebtedness, or which, as a result of a failure to comply with the terms thereof, would make such Indebtedness otherwise due and payable, and

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which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iii) any material default under any Interest Hedge Agreement which would permit the obligation of the Borrower to make payments to the counterparty thereunder to be then due and payable;

          (k) Any Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Parent, the Borrower or any of the Borrower's Subsidiaries or by any governmental authority having jurisdiction over the Parent, the Borrower or any of the Borrower's Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Parent, the Borrower or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

          (l) Any Security Document shall for any reason, fail or cease(except by reason of lapse of time) (i) to be in full force and effect, or the Parent, the Borrower or any of their Subsidiaries or any of their respective Affiliates shall so assert, or (ii) to create a valid and perfected and first-priority Lien on or Security Interest in any portion of the Collateral purported to be covered thereby, subject only to Permitted Liens;

          (m)  There shall occur any Change of Control;

          (n) The Borrower's right to use the "Cincinnati Bell Directory" trademark pursuant to the Broadwing License Agreement shall terminate;

          (o) The Parent, the Borrower or any of its Subsidiaries shall lose any rights to the benefit of, or the occurrence of any default or the termination of any rights under, any Material Contract and shall fail to cure such default within any cure period applicable to such default under such contract or shall fail to replace such terminated Material Contract with another contract on substantially the same terms as the terminated Material Contract or on such other terms and conditions reasonably satisfactory to the Administrative Agent with 15 days of receipt by the Parent, the Borrower or any of its Subsidiaries of notice of such termination; or

          (p) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations as provided in the Senior Subordinated Note Indenture, or the Parent, the Borrower or any of their Subsidiaries or any of their Affiliates, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert in writing.

               Section 8.2   Remedies.

          (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or Section 8.1(g)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Required Lenders shall

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(i) terminate the Revolving Loan Commitment and/or (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Revolving Loan Commitment shall thereupon forthwith terminate.

          (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g), all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith automatically become due and payable and the Revolving Loan Commitment shall forthwith automatically terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent or the Lenders or the Required Lenders or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

          (c)  Upon acceleration of the Notes, as provided in subsection (a) or
(b) of this Section 8.2, above, the Administrative Agent and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

          (d)  Upon acceleration of the Obligations, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent shall have the right (but not the obligation) upon the request of all Lenders to operate the business of the Borrower and its Subsidiaries in accordance with the terms of the licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Required Lenders, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Required Lenders fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days after the Administrative Agent has begun to operate the business of the Borrower, the Administrative Agent may, after giving three
(3) days' prior written notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such business. Such payments and expenditures in excess of receipts shall constitute Advances under this Agreement, not in excess of the amount of the Revolving Loan Commitment. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in
Section 2.3(d) and shall be payable on demand. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Lenders, or any of them, under this Agreement or at law. The Parent and the Borrower each hereby

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irrevocably appoints the Administrative Agent as agent for the Lenders, the true and lawful attorney of the Parent and the Borrower, respectively, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the operation of the Borrower's business in the exercise of the Administrative Agent's and the Lenders' rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable. The rights of the Administrative Agent under this Section 8.2(d) shall be subject to its prior compliance with Applicable Law to the extent applicable to the exercise of such rights.

          (e)  Upon acceleration of the Obligations, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Required Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, and the Parent, for itself and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith. The rights of the Administrative Agent under this Section 8.2(e) shall be subject to its prior compliance with Applicable Law to the extent applicable to the exercise of such rights.

          (f) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

               Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to the Administrative Agent and the Lenders or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to the Administrative Agent's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2; second, to the Lenders or the Administrative Agent for any fees hereunder or under any of the other Loan Documents then due and payable; third, to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the Loans (except as provided in Section 2.2(e)), to the payment of any unpaid interest which may have accrued on the Obligations; fourth, to the Lenders pro rata based on the unpaid principal amount of the Loans then outstanding until all Loans have been paid in full (and, for purposes of this clause, obligations under Interest Hedge Agreements with the Lenders or any of them shall be paid on a pro rata basis with the Loans); fifth, to the Lenders pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; and sixth, to the Borrower or as otherwise required by law.

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                                    ARTICLE 9
                                    ---------

                                   The Agents
                                   ----------

               Section 9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

               Section 9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible to any Lender or other Agent for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               Section 9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable to any Lender or other Agent for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

               Section 9.4 Reliance of Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to

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

have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section
11.5 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

               Section 9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, the Parent or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

               Section 9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals

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

and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

               Section 9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Parent or the Borrower and without limiting the obligation of the Parent or the Borrower to do so), ratably according to their respective Commitment Ratios in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Commitment Ratios immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

               Section 9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

               Section 9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor

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

agent shall (unless an Event of Default under Section 8.1(b), Section 8.1(f) or
Section 8(g) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

               Section 9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section
11.12 hereof.

               Section 9.11 The Arrangers; the Syndication Agent; the Documentation Agent . Neither the Arrangers, the Syndication Agent nor the Documentation Agent, in their respective capacities as such, shall have any duties or responsibilities, and shall not have any liability, under this Agreement and the other Loan Documents.

                                   ARTICLE 10
                                   ----------

                   Change in Circumstances Affecting Advances
                   ------------------------------------------

               Section 10.1 LIBOR Basis Determination Inadequate or Unfair. If with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such LIBOR Advances shall be suspended.

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

               Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (other than changes that are effective after the Agreement Date but result from the adoption of any Applicable Law prior to the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency issued after the date hereof, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of LIBOR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of such Lender's portion of each affected LIBOR Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Lender may lawfully continue to maintain and fund its portion of such LIBOR Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected LIBOR Advances to such day. Concurrently with repaying such portion of each affected LIBOR Advance, the Borrower may borrow a Base Rate Advance from such Lender, whether or not it would have been entitled to effect such borrowing and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment. The obligation of such Lender to make LIBOR Advances is suspended only until such time as it is once more possible and legal for such Lender to fund and maintain LIBOR Advances.

               Section 10.3  Increased Costs.

          (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (other than changes that are effective after the Agreement Date but result from the adoption of any Applicable Law prior to the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make its portion of such LIBOR Advances or its portion of existing Advances;

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and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, within ten (10) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole reasonable judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

          (b) Any Lender claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender could not have known that the resulting reduction in return might arise. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full such Lender's portion of the then outstanding LIBOR Advances, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.11 hereof. Concurrently with prepaying such portion of LIBOR Advances the Borrower may, whether or not then entitled to make such borrowing, borrow a Base Rate Advance, or a LIBOR Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

               Section 10.4 Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Lender to make its portion of any type of LIBOR Advance, or requiring such Lender's portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of LIBOR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances.

               Section 10.5 Claims for Increased Costs and Taxes. In the event that any Lender shall decline to make LIBOR Advances pursuant to Sections 10.1 and 10.2 hereof or shall have notified the Borrower that it is entitled to claim compensation

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

pursuant to Section 10.3, 2.10, 2.11 or 2.13 hereof or is unable to complete the form as required under Section 2.14 hereof (each such Lender being an "Affected Lender"), the Borrower at its own cost and expense may designate a replacement lender (a "Replacement Lender") to assume the Commitment and the obligations of any such Affected Lender hereunder, and to purchase the outstanding Loans of such Affected Lender and such Affected Lender's rights hereunder and with respect thereto, and within ten (10) Business Days of such designation the Affected Lender shall (a) sell to such Replacement Lender, without recourse upon, warranty by or expense to such Affected Lender, by way of an Assignment and Acceptance Agreement substantially in the form of Exhibit A attached hereto, for a purchase price equal to (unless such Lender agrees to a lesser amount) the outstanding principal amount of the Loans of such Affected Lender, plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Lender hereunder, including without limitation, any amount which would be payable to such Affected Lender pursuant to Section 2.10 hereof, and (b) assign the Commitment of such Affected Lender and upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a "Lender" for purposes of this Agreement and such Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Commitment).

                                   ARTICLE 11
                                   ----------

                                  Miscellaneous
                                  -------------

               Section 11.1  Notices.

          (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (New York time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)   If to the Borrower, to it at:

                CBD Media LLC
                312 Plum Street, Suite 900
                Cincinnati, OH 45202
                Attn: Mr. John P. Schwing

                with copy to:
                ------------

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

                Spectrum Equity Investors IV, L.P.
                333 Middlefield Road, Suite 200
                Menlo Park, California 94025
                Attn: Mr.  Brion Applegate/Mr. Benjamin Coughlin

                with an additional copy to:
                --------------------------

                Latham & Watkins
                505 Montgomery Street, Suite 1900
                San Francisco, California 94111
                Attn: Scott Haber, Esq.

          (ii)  If to the Parent, to it at:

                CBD Media Holdings LLC
                c/o Spectrum Equity Investors IV, L.P.
                333 Middlefield Road, Suite 200
                Menlo Park, California 94025
                Attn: Mr. Brion Applegate

                with an additional copy to:
                --------------------------

                Latham & Watkins
                505 Montgomery Street, Suite 1900
                San Francisco, California 94111
                Attn: Scott Haber, Esq.

          (iii) If to the Administrative Agent, to it at:

                Lehman Commercial Paper Inc.
                745 Seventh Avenue
                New York, NY  10019
                Attention: Andrew Keith

          (iv) If to the Lenders, as set forth in an Administrative Questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance Agreement, in such Assignment and Acceptance Agreement.

The failure to provide copies shall not affect the validity of the notice given to the primary recipient.

          (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

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

               Section 11.2 Expenses. The Parent and the Borrower will promptly pay, or reimburse:

          (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Arrangers in connection with syndication of the Commitments (not including fees payable to syndicate members) and the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Weil, Gotshal & Manges LLP, counsel for the Administrative Agent, the charges of Intralinks, or the preparation, negotiation, execution and delivery of any waiver, amendments, or consent by the Administrative Agent, relating to this Agreement or the other Loan Documents whether or not executed;

          (b) all reasonable out-of-pocket expenses of the Administrative Agent and Lenders in connection with the restructuring and "work out" of the transactions contemplated in this Agreement or then other Loan Documents whether or not executed including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and of counsel for the Administrative Agent and the Lenders;

          (c) all out-of-pocket costs and expenses of the Administrative Agent and the Lenders of enforcement under this Agreement or the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Obligations, which in each case shall include fees and out-of-pocket expenses of counsel for the Administrative Agent and the Lenders;

          (d) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by the Borrower in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents.

     All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to Mr. John P. Schwing (Telephone No. 513-397-7422) (Fax No. 513-651-3842) at the address of the Borrower set forth in
Section 11.1, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

               Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Required

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Lenders, or the Lenders, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Lenders decide to fund a Request for Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Request for Advance or preclude the Lenders or the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders, or the Required Lenders, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

               Section 11.4  Adjustments; Set-Off.

          (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(g), or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such Collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and each of the Lenders are hereby authorized by the Parent and the Borrower at any time or from time to time, without notice to the Parent, the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or Administrative Agent, to or for the credit or the account of the Parent, the Borrower or any of its Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Lenders and the Administrative Agent, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the

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Notes or any other Loan Document, irrespective of whether (a) any Lender or
Administrative Agent shall have made any demand hereunder or (b) any Lender or Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by
Section 8.2 and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent with the consent of all of the Lenders each Lender holding deposits of the Parent, the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

               Section 11.5  Successors and Assigns.

          (a) This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent pursuant to Section 11.12 of the Lender from which it purchased such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.4(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.10(b)(subject to compliance with Section 2.14 hereof) and Sections 2.11, 2.13, and 10.3 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section

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than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. In addition, each transferor Lender selling a participation to a Participant under this Section 11.5(b): (i) shall keep a register, meeting the requirements of Treasury Regulation section 5f.103-1(c), of each such Participant, specifying such Participant's entitlement to payments of principal and interest with respect to such participation, and
(ii) shall collect from each such Participant the appropriate forms, certificates and statements described in Section 2.14 (and updated as required by Section 2.14) as if such Participant were a Lender under Section 2.14.

          (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time (i) assign to any Lender or any Affiliate, Related Fund or Control Investment Affiliate thereof, or (ii) with the consent of the Administrative Agent and, so long as no Default or Event of Default is outstanding, the Borrower (which consent in each case shall not be unreasonably withheld) (provided that the consent of the Administrative Agent and the Borrower need not be obtained with respect to any assignment of Term Loan B Loans to an Eligible Assignee), assign to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance Agreement, substantially in the form of Exhibit A, executed by such Assignee and such Assignor (and, where the consent of the Borrower or the Administrative Agent is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Loans. After giving effect to such assignment, the Assignor shall have Revolving Loan Commitments and/or Loans outstanding, if any, in an aggregate amount of at least $1,000,000, unless otherwise agreed to by the Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date determined pursuant to such Assignment and Acceptance Agreement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with Commitments and Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.10(b), 2.11, 2.13, and 10.3 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

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          (d)  The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 11.1 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans and the amounts of interest owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance Agreement; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance Agreement executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 11.5, by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (upon receipt of the old Revolving Loan Note and/or Term Loan B Notes, as the case may be, of the assigning Lender, if such Note or Notes were previously delivered) a new Revolving Loan Note and/or Term Loan B Notes, as the case may be, to the order of such Assignee and its registered assigns in an amount equal to the Revolving Loan Commitment and/or Term Loan B Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance Agreement and, if the Assignor has retained a Revolving Loan Commitment and/or Term Loan B Loans, as the case may be, upon request, a new Revolving Loan Note and/or Term Loan B Notes, as the case may be, to the order of the Assignor and its registered assigns in an amount equal to the Revolving Loan Commitment and/or applicable Term Loan B Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Agreement Date and shall otherwise be in the form of the Note or Notes replaced thereby.

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          (f)  For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 11.5(g), any SPC may
(A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment. In addition, each Granting Lender granting an SPC the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement,
(i) shall keep a register, meeting the requirements of Treasury Regulation section 5f.103-1(c), of each SPC which has funded all or any part of any Loan that such Lender would have otherwise been obligated to make to the Borrower pursuant to this Agreement, specifying such SPC's entitlement to payments of principal and interest with respect to such Loan and (ii) shall collect, prior to the time such SPC receives payments with respect to such funded Loan, from each SPC

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the appropriate forms, certificates and statements described in Section 2.14
(and updated as required by Section 2.14) as if such SPC were a Lender under
Section 2.14, and each SPC that assigns all or a portion of its interests in any Loans to a financial institution pursuant to this Section 11.5(g), (i) shall keep a register meeting the requirements of Treasury Regulation section 5f.103-1(c), of each such financial institution, specifying such financial institution's entitlement to payments of principal and interest with respect to such Loan and (ii) shall collect, prior to the time such financial institution receives payments with respect to such Loan, from each such financial institution the appropriate forms, certificates and statements described in
Section 2.14 (and updated as required by Section 2.14) as if such financial institution were a Lender under such Section 2.14.

          (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, in the case of any Lender that is a fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto, whether by foreclosure or otherwise.

               Section 11.6 Accounting Principles. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrower and to its Total Debt and Fixed Charges, and other such terms shall be deemed to refer to such items of the Parent, the Borrower and its Subsidiaries, on a fully consolidated and consolidating basis.

               Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

               Section 11.8 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed in New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Parent and the Borrower hereby consent and will, and the Borrower will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Parent and the Borrower, for itself and on behalf of its Subsidiaries, hereby agrees that, to the extent permitted by Applicable Law, service of the summons and complaint and all other process which may be served in any such suit, action or

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proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Parent and the Borrower agree that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

               Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

               Section 11.10 Interest.

          (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

          (b) Notwithstanding the use by the Lenders of the Base Rate and the LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

               Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

               Section 11.12 Amendment and Waiver. Neither this Agreement nor any Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by or at the direction of the Required Lenders and, in the case of an amendment, by the Borrower and the Parent, except that (a) in the event of
(i) any increase in the amount of any Lender's portion of the Revolving Loan Commitment or the Term Loan B Commitment, (ii) any delay or extension in the terms of the scheduled repayments of the Term Loan B Loans provided in Section 2.7(a) hereof or the final maturity of any of the

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Loans, (iii) any forgiveness or reduction in principal, interest or fees due hereunder or postponement of the payment thereof without a corresponding payment of such principal, interest or fee amount by the Borrower (other than from the refusal of the Term Loan B Lenders to accept a mandatory prepayment as set forth in Section 2.8), (iv) any modifications requiring additional consents to be obtained with respect to assignments and participations, (v) any modifications to the pro rata provisions (if any) of Sections 2.2, 2.5, 2.6, 2.8, 2.12, (vi) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder, (vii) any amendment to the pro rata treatment of the Lenders set forth in Section 2.12 hereof or (viii) any amendment of this
Section 11.12, of the definition of "Required Lenders" or of any Section herein to the extent that such Section requires action by all Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders directly affected hereby and, in the case of an amendment, by the Borrower and the Parent and (b) in the event of any release of all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee obligations under the Loan Documents, any amendment or waiver or consent may be made only be an instrument in writing signed by 100% of the Lenders and, in the case of an amendment, by the Borrower and the Parent. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Lenders. Notwithstanding any of the foregoing, Interest Hedge Agreements otherwise included in the definition of "Loan Documents" shall not be deemed to be "Loan Documents" solely for the purposes of this Section 11.12.

               Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

               Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

               Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

               Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by the Administrative Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of

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the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

               Section 11.17 Senior Debt. The Obligations are secured by the Security Documents and are intended by the parties hereto to be on parity with the Interest Hedge Agreements and senior in right of payment to all other Indebtedness of the Borrower and the Parent.

               Section 11.18 Obligations Several. The obligations of the Administrative Agent and each of the Lenders hereunder are several, not joint.

               Section 11.19 Confidentiality. Each Lender agrees to keep confidential information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 11.19), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulators or auditors or any administrative or governmental body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this
Section 11.19 or substantially equivalent provisions, (f) to the extent required in connection with any litigation between any obligor and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by this Agreement (and any related transactions or arrangements), and (ii) any party subject to confidentiality obligation hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax

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treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure all within the meaning of Treasury Regulation section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by this Agreement, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing; and provided further that no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

               Section 11.20 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                                   ARTICLE 12
                                   ----------

                              Waiver of Jury Trial
                              --------------------

               Section 12.1 Waiver of Jury Trial. EACH OF THE PARENT AND THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES, AND THE ADMINISTRATIVE AGENT AND THE LENDERS, HEREBY AGREE, TO THE EXTENT PERMITTED BY LAW, TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE PARENT AND THE BORROWER, ANY OF THE BORROWER'S SUBSIDIARIES, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION
12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND SUCH PROVISIONS SHALL BE SUBJECT TO NO

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

EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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                                       99

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:                                CBD MEDIA LLC,
                                          a Delaware limited liability company


                                         By:       /s/ Douglas A. Myers
                                            ------------------------------------
                                                       Name:  Douglas Myers
                                                       Title:  President


PARENT:                                  CBD MEDIA HOLDINGS LLC,
                                          a Delaware limited liability company


                                         By:       /s/ Douglas A. Myers
                                            ------------------------------------
                                                       Name:  Douglas Myers
                                                       Title:  President


ADMINISTRATIVE AGENT:
                                         LEHMAN COMMERCIAL PAPER INC.,
                                          as Administrative Agent and as a
                                          Lender

                                         By:       /s/ G. Robert Berzins
                                            ------------------------------------
                                                       Name: G. Robert Berzins
                                                       Title:   Vice President

                 [Signature Page to CBD Media Credit Agreement]